OMB APPROVAL

OMB Number:	3235-0059
Expires:	January 31, 2008
Estimated average burden hours per response	14.75

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

SpectraLink Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (11-01)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

April 3, 2006
TO THE SHAREHOLDERS OF SPECTRALINK CORPORATION
Dear Shareholder:
     You are cordially invited to attend the Annual Meeting of Shareholders (the “Annual Meeting”) of SpectraLink Corporation (the “Company”), which will be held at the Hotel Boulderado, 2115 13 th Street, Boulder, Colorado 80302, on Tuesday, May 23, 2006, at 10:00 a.m. Mountain time.
     Details of the business to be conducted at the Annual Meeting are given in the attached Proxy Statement and Notice of Annual Meeting of Shareholders.
     It is important that your shares be represented and voted at the Annual Meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE, AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Returning the proxy does NOT deprive you of your right to attend the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.
     On behalf of the Board of Directors, I would like to express our appreciation for your continued support for and interest in the affairs of the Company. We look forward to seeing you at the Annual Meeting.
Sincerely,
John H. Elms
President and Chief Executive Officer

SPECTRALINK CORPORATION
5755 Central Avenue
Boulder, Colorado 80301
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 23, 2006
     The Annual Meeting of Shareholders (the “Annual Meeting”) of SpectraLink Corporation (the “Company”) will be held at the Hotel Boulderado, 2115 13th Street, Boulder, Colorado 80302, on Tuesday, May 23, 2006, at 10:00 a.m. Mountain time for the following purposes:
1.	To elect five directors to the Company’s Board of Directors to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified;

2.	To approve SpectraLink’s 2006 Equity Incentive Plan;

3.	To approve SpectraLink’s 2006 Employee Stock Purchase Plan and 2006 International Employee Stock Purchase Plan.

4.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006; and

5.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.
     The foregoing items of business are more fully described in the attached Proxy Statement.
     Only shareholders of record at the close of business on March 27, 2006, are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of such shareholders will be available for inspection by any shareholder, for any purpose relating to the meeting, at the Company’s headquarters located at 5755 Central Avenue, Boulder, Colorado 80301 during ordinary business hours for the ten-day period prior to the Annual Meeting.
BY ORDER OF THE BOARD OF DIRECTORS,
David I. Rosenthal
Chief Financial Officer, Executive Vice President
of Finance and Administration, Corporate
Secretary and Treasurer
Boulder, Colorado
April 3, 2006
IMPORTANT
     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE, AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

GENERAL PROXY INFORMATION	1
Purpose of the Meeting	1
Voting Rights and Solicitation of Proxies	1
PROPOSAL NO. 1 – ELECTION OF DIRECTORS	2
Nominees	2
BOARD AND MANAGEMENT	4
Board of Directors	4
Corporate Governance and Board Committees	4
Communications by Shareholders with Directors	6
Director Compensation	6
Executive Officers	8
Executive Compensation and Related Information	9
Option Grants	10
Option Exercises and Holdings	11
Audit Committee Report	12
Compensation Committee Report	13
Compensation Committee Interlocks and Insider Participation	15
Related Party Transactions	15
PROPOSAL NO.2 – APPROVAL OF SPECTRALINK’S 2006 EQUITY INCENTIVE PLAN	15
PROPOSAL NO.3 – APPROVAL OF SPECTRALINK’S 2006 EMPLOYEE STOCK PURCHASE PLAN AND 2006 INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN	20
PROPOSAL NO.4 –RATIFICATION OF APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006	24
Policy for Pre-Approving Services and Fees of the Company’s Independent Registered Public Accounting Firm	24
STOCK-RELATED INFORMATION	26
Stock Performance Graph	26
Section 16(a) Beneficial Ownership Reporting Compliance	26
Principal Shareholders and Stock Ownership by Management	27
OTHER ITEMS	29
Shareholder Proposals for 2007 Annual Meeting	29
Available Information	29
Other Matters	29

EXHIBIT A 2006 Equity Incentive Plan

EXHIBIT B 2006 Employee Stock Purchase Plan and 2006 International Employee Stock Purchase Plan

SPECTRALINK CORPORATION
5755 Central Avenue
Boulder, Colorado 80301
PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 23, 2006
     These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of SpectraLink Corporation, a Delaware corporation (the “Company”), for the Annual Meeting of Shareholders (“Annual Meeting”) to be held at the Hotel Boulderado, 2115 13th Street, Boulder, Colorado 80302, on Tuesday, May 23, 2006, at 10:00 a.m. Mountain time, and at any adjournment or postponement of the Annual Meeting. These proxy materials were first mailed to shareholders on or about April 17, 2006.
GENERAL PROXY INFORMATION
Purpose of the Meeting
     The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Shareholders. Each proposal is described in more detail in this Proxy Statement.
Voting Rights and Solicitation of Proxies
     Only shareholders of record of the Company’s common stock on March 27, 2006, the record date, are entitled to vote at the Annual Meeting. As of the record date, there were 19,322,461 shares of common stock outstanding. Each shareholder of record is entitled to one vote for each share of common stock held by such shareholder on the record date. All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes.
     Quorum Required. The Company’s bylaws provide that the holders of a majority of the Company’s common stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.
     Votes Required. The vote required to approve each proposal is as follows:
•	Election of Directors. Directors are elected by a plurality of the votes of the shares present in person or by proxy and entitled to vote on the election of directors. Abstentions and broker non-votes are not taken into account in determining the outcome of the election of directors.
•	Approval of SpectraLink’s 2006 Equity Incentive Plan. This proposal requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on this proposal. Shares voted to abstain will have the effect of a vote against this proposal, while broker non-votes will not be taken into account in determining the outcome of the vote on this proposal.
•	Approval of SpectraLink’s 2006 Employee Stock Purchase Plan and 2006 International Employee Stock Purchase Plan. This proposal requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on this proposal. Shares voted to abstain will have the effect of a vote against this proposal, while broker non-votes will not be taken into account in determining the outcome of the vote on this proposal.
•	Ratification of Appointment of Independent Registered Public Accounting Firm. This proposal requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on this proposal. Shares voted to abstain will have the effect of a vote against this proposal, while broker non-votes will not be taken into account in determining the outcome of the vote on this proposal. This proposal is not required by law or by our charter documents, but we are submitting this to a shareholder vote as a matter of good corporate practice. However, while our Audit Committee will consider the result of the shareholder vote, it retains discretion to take whatever action it deems would be in the best interest of the Company and its shareholders.
     The term “broker non-votes” refers to shares held by a broker in street name, which are present by proxy but are not voted on a matter pursuant to rules prohibiting brokers from voting on non-routine matters without instructions from the beneficial owner of the shares. The election of directors and the ratification of the appointment of the independent registered public accounting firm are generally considered to be routine matters on which brokers may vote without instructions from beneficial owners.
     Proxies. Whether or not you are able to attend the Company’s Annual Meeting, you are urged to complete and return the enclosed proxy, which is solicited by the Company’s Board and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted as follows: (i) FOR Proposal No. 1, the election of the Board nominees named in this Proxy Statement or otherwise nominated as described in this Proxy Statement; (ii) FOR Proposal No. 2, the approval of SpectraLink’s 2006 Equity Incentive Plan; (iii) FOR Proposal No. 3, the approval of the SpectraLink’s 2006 Employee Stock Purchase Plan and 2006 International Employee Stock Purchase Plan; (iv) FOR Proposal No. 4, the ratification of the Company’s independent registered public accounting firm; and (v) in the discretion of the proxy holders as to other matters that may properly come before the Annual Meeting. The persons named as proxy holders may propose one or more adjournments of the meeting to permit further solicitation of proxies or for other reasons. Any such adjournment would require the affirmative vote of a majority of the outstanding shares present in person or represented by proxy at the meeting, and the proxy holders may vote shares with respect to which they hold proxies in favor of any such adjournment.
     You may revoke or change your proxy at any time before the Annual Meeting. To do this, send a written notice of revocation or another signed proxy with a later date before the beginning of the Annual Meeting to David I. Rosenthal, Chief Financial Officer, Executive Vice President of Finance and Administration, Secretary and Treasurer of the Company, at the Company’s principal executive offices. You may also automatically revoke your proxy by attending the Annual Meeting and voting in person. All shares represented by a valid proxy received prior to the Annual Meeting will be voted.
     Solicitation of Proxies. The cost of solicitation of proxies will be borne by the Company, and in addition to soliciting shareholders by mail through its regular employees, the Company may request banks, brokers, and other custodians, nominees, and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee and, if so, will reimburse such banks, brokers, and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company may also be made of some shareholders in person or by mail or telephone following the original solicitation.
PROPOSAL NO. 1
ELECTION OF DIRECTORS
Nominees
     At the 2006 Annual Meeting, all five of the current members of the Board will stand for re-election. The names of these nominees are set forth in the table below. The authorized number of directors is presently five. All of the nominees were nominated by the Board based upon the recommendation of the Company’s Nominating and Corporate Governance Committee.
     Each director will hold office until the 2007 Annual Meeting and until his successor has been elected and qualified, or until his earlier death, resignation or removal. Shares represented by all proxies received by the Board and not so marked as to withhold authority to vote for any nominee (by writing the nominee’s name where indicated on the proxy) will be voted (unless the nominee is unable or unwilling to serve) FOR the election of each nominee. The Board knows of no reason why any nominee would be unable or unwilling to serve, but if such should be the case, proxies may be voted for the election of another nominee(s) of the Board.

Name	Age	Principal Occupation	Director Since
John H. Elms	46	President and Chief Executive Officer, SpectraLink Corporation	2003
Carl D. Carman	70	Private investor	1990
Anthony V. Carollo	64	Chairman of the Board, Private Investor	1998
Werner P. Schmücking	71	Strategic Advisor to the Information and Communication Industry	2004
Gerald J. Laber	62	Private Investor, Consultant and Community Volunteer	2004
Business Experience of Nominees:
     John H. Elms
     Mr. Elms has served as a member of the Board since September 2003. Mr. Elms has served as the President and Chief Executive Officer of the Company since September 2003 and as Vice President of Operations of the Company from 1999 to September 2003.
     Carl D. Carman
     Mr. Carman has served as a member of the Board since 1990. From 1989 until 2002, Mr. Carman served as a general partner of Hill, Carman Ventures, a venture capital firm. Mr. Carman is currently retired.
     Anthony V. Carollo
     Mr. Carollo has served as a member of the Board since January 1998 and Chairman of the Board since April 2004. From June 2000 until December 2002, Mr. Carollo served as Chairman and Chief Executive Officer of Syntellect Corporation, a provider of self-service speech and advanced call-center solutions.
     Werner P. Schmücking
     Mr. Schmücking has served as a member of the Board since March 2004. From 1989 until April 2000, Mr. Schmücking was a director of Siemens AG Information and Communication Networks. Mr. Schmücking was a consultant to SAP AG from 2001 until 2003. He has also served as president of the German Telecommunication Manufacturers Association (ZVEI) and vice president of the German Association for Information Technology, Telecommunications and New Media (BITKOM). Mr. Schmücking currently serves as director OCE Printing Systems and SWYX Solutions AG.
     Gerald J. Laber
     Mr. Laber has served as a member of the Board since April 2004. Since 2000, Mr. Laber has been a consultant and community volunteer. From 1980 to 2000, Mr. Laber served as a partner with Arthur Andersen LLP. Mr. Laber serves as a director of Qualmark Corporation, Applied Films Corporation, Boulder Specialty Brands, Inc. and Scott’s Liquid Gold, Inc. Mr. Laber is a Certified Public Accountant in the State of Colorado.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
“FOR” THE DIRECTOR NOMINEES LISTED HEREIN.

BOARD AND MANAGEMENT
Board of Directors
     Independence of Directors
     The Board follows NASDAQ Stock Market (“NASDAQ”) Marketplace Rule 4200 for director independence standards. In accordance with these standards, our Board has determined that, except for Mr. Elms, as President and Chief Executive Officer of the Company, each of the members of our Board has no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is otherwise “independent” in accordance with the applicable listing standards of the NASDAQ as currently in effect.
     Structure and Meetings of Board and Board Committees
     During 2005, the Board held six meetings. The Board has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. During 2005, the Audit Committee met seven times, the Compensation Committee met two times, and the Nominating and Corporate Governance Committee met two times. Each of the current directors attended at least 75% or more of the aggregate of (i) the total number of meetings of the Board while he served on the Board and (ii) the total number of meetings held by all committees of the Board on which each such director served during 2005.
     Director Attendance at Annual Meetings of Shareholders
     The Company does not have a formal policy with respect to attendance by Board members at the annual meeting of shareholders, but all directors are encouraged to attend, and the Company attempts to coordinate scheduling of its annual meeting of shareholders to accommodate attendance by directors.
Corporate Governance and Board Committees
     The Board has adopted a Code of Conduct and Business Ethics (the “Code”) that outlines the principles of legal and ethical business conduct under which the Company does business. The Code, which is applicable to all directors, employees, and officers of the Company, is available on the Company’s website at www.spectralink.com/consumer/company/corporate_governance.jsp. Any substantive amendment or waiver of this Code may be made only by the Board of Directors upon a recommendation of the Audit Committee, and will be disclosed on the Company’s Web site.
     The Board has also adopted a written charter for each of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Each charter is available on the Company’s Web site at www.spectralink.com/consumer/company/corporate_governance.jsp.
     Audit Committee
     The Audit Committee reviews, acts upon and reports to the Board with respect to various auditing and accounting matters, including retention of the Company’s independent registered public accounting firm, pre-approval of audit and non-audit services to be provided by such firm and the related fees paid. The Audit Committee makes such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of the Company and its subsidiaries, provides to the Board of Directors the results of its examinations and recommendations derived therefrom, outlines to the Board improvements made, or to be made, in internal accounting controls, and provides the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention. The members of the Audit Committee are Messrs. Laber, Carman and Carollo. The Board has determined that each member of the Audit Committee meets the independence criteria set forth in the applicable rules of NASDAQ and the SEC for audit committee membership. In addition, the Board has also determined that all members of the Audit Committee possess the level of financial literacy required by applicable NASDAQ and SEC rules and, that in accordance with

Section 407 of the Sarbanes-Oxley Act of 2002, at least one member of the Audit Committee, Mr. Laber, is qualified as an “audit committee financial expert.” A report of the Audit Committee is set forth below.
     Compensation Committee
     The Compensation Committee reviews and makes recommendations to the Board concerning reward policies, programs, and plans, and approves executive and director compensation, as well as reviewing compensation and benefits programs for employees. The members of the Compensation Committee are Messrs. Carman, Carollo and Laber. Each of the members of the Compensation Committee is independent for purposes of the NASDAQ rules. A report of the Compensation Committee is set forth below.
     Nominating and Corporate Governance Committee
     The Nominating and Corporate Governance Committee evaluates and recommends candidates for Board positions to the Board, and recommends to the Board policies on Board composition and criteria for Board membership. The Nominating and Corporate Governance Committee also recommends to the Board, and reviews on a periodic basis, the Company’s succession plan, including policies and principles for selection and succession of the Chief Executive Officer in the event of an emergency or the resignation or retirement of the Company’s Chief Executive Officer. The Nominating and Corporate Governance Committee also reviews the Company’s compliance with NASDAQ corporate governance listing requirements. The members of the Nominating and Corporate Governance Committee are Messrs. Carollo, Laber and Schmücking. Each of the members of the Nominating and Corporate Governance Committee is independent for purposes of the NASDAQ rules.
     Prior to inquiring whether each director is willing to continue in service, the Nominating and Corporate Governance Committee evaluates all directors on an annual basis both for their contribution and participation in the Board and on each committee for which they serve in order to determine whether to recommend to the Board such directors for election at the annual meeting. The Nominating and Corporate Governance Committee considers the following factors in any such evaluation:
•	the appropriate size of the Board and its Committees;

•	the perceived needs of the Board for particular skills, background, and business experience;

•	the relevant skills, background, reputation, and business experience of nominees compared to the skills, background, reputation, and business experience already possessed by other members of the Board;

•	nominees’ independence from management;

•	applicable regulatory and listing requirements including independence requirements;

•	the benefits of a constructive working relationship among directors; and

•	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.
     The Nominating and Corporate Governance Committee’s goal is to assemble a Board that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience. Directors should possess the highest personal and professional ethics, integrity, and values, and be committed to representing the best interests of the Company’s shareholders. They must also have an inquisitive and objective perspective and mature judgment. Director candidates must have sufficient time available in the judgment of the Nominating and Corporate Governance Committee to perform all Board and Committee responsibilities. Board members are expected to prepare for, attend, and participate in all Board and applicable Committee meetings.
     Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating and Corporate Governance Committee may also consider such other factors as it may deem, from time-to-time, are in the best interests of the Company and its shareholders. The Nominating and Corporate Governance Committee

believes that at least one member of the Board should meet the criteria for an “audit committee financial expert” as defined by SEC rules. Under applicable listing requirements, at least a majority of the members of the Board must meet the definition of “independent” director. The Nominating and Corporate Governance Committee also believes it appropriate for one or more key members of the Company’s management to participate as members of the Board. The Board also has designated its chairman, Mr. Carollo, as its “Lead Independent Director”.
     The Nominating and Corporate Governance Committee will consider the criteria and policies set forth above in determining if the Board requires additional candidates for director. The Nominating and Corporate Governance Committee will consider candidates for directors proposed by directors or management, may poll directors and management for suggestions, or conduct research to identify possible candidates, and may engage, if the Nominating and Corporate Governance Committee believes it is appropriate, a third-party search firm to assist in identifying qualified candidates. All such candidates will be evaluated against the criteria and pursuant to the policies and procedures set forth above. All director nominees, including incumbents, must submit a completed form of directors’ and officers’ questionnaire as part of the nominating process. The evaluation process may also include interviews and additional background and reference checks for non-incumbent nominees at the discretion of the Nominating and Corporate Governance Committee.
     The Nominating and Corporate Governance Committee will also evaluate any recommendation for director nominee proposed by a shareholder, provided that any such recommendation is sent in writing to the Corporate Secretary at 5755 Central Avenue, Boulder, Colorado 80301 at least 120 days prior to the anniversary of the date proxy statements were mailed to shareholders in connection with the prior year’s annual meeting of shareholders, and contain the following information:
•	the candidate’s name, age, contact information and present principal occupation or employment;

•	the number of shares of the Company’s common stock beneficially owned by the candidate; and

•	a description of the candidate’s qualifications, skills, background, and business experience during, at a minimum, the last five years, including his/her principal occupation and employment, and the name and principal business of any corporation or other organization in which the candidate was employed or served as a director.
     The Nominating and Corporate Governance Committee will evaluate any candidates recommended by shareholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of all other proposed candidates, including incumbents, and will select the nominees that in the Nominating and Corporate Governance Committee’s judgment best suit the needs of the Board at that time.
Communications by Shareholders with Directors
     Shareholders may communicate with any and all company directors by transmitting correspondence by mail, facsimile, or email, addressed as follows: Board of Directors or individual director, c/o David I. Rosenthal, Corporate Secretary, 5755 Central Avenue, Boulder, Colorado 80301. The Corporate Secretary will relay all communications to directors absent safety or security issues. Any correspondence relating to accounting, internal controls or auditing matters will be handled in accordance with the Company’s policy regarding accounting complaints and concerns.
Director Compensation
      In 2005, each non-employee director received an annual payment of $5,000 for serving as a director of SpectraLink. The Chairman of the Board received an additional annual payment of $10,000, the chairman of the Audit Committee received an additional annual payment of $5,000, and the chairmen of each of the Compensation Committee and Nominating and Corporate Governance Committee received an additional annual payment of $3,500. In addition, each non-employee director was reimbursed for his reasonable travel expenses in attending board and committee meetings, and received $1,500 for each Board of Director or Committee meeting, or $500 for any telephonic Board or Committee meeting, attended by the director.

     Each non-employee director also received an option to purchase 40,000 shares of Common Stock upon becoming a director of the Company. This stock option has an exercise price equal to the fair market value of the Common Stock on the date of grant, and 50% of the stock options vest at the first anniversary of the date of grant, and monthly thereafter over the following twelve months (i.e., 4.17% per month) subject to continued service with the Company. Each continuing non-employee director received an annual stock option under the Company’s shareholder-approved equity plan to purchase 10,000 shares of Common Stock with an exercise price equal to the fair market value of the Common Stock on the date of grant, subject to vesting of 50% of the shares subject to such option at the first anniversary following the date of grant and 4.17% of the shares monthly thereafter over the following twelve months, subject to continued service with the Company.
     The Chairman of the Board received an additional annual stock option to purchase 10,000 shares of Common Stock with an exercise price equal to the fair market value of the Common Stock on the date of grant, subject to the same vesting schedule as specified above.
     On June 21, 2005, the Board of Directors authorized the acceleration of the vesting of stock options outstanding under the Company’s 2000 Stock Option Plan and the Company’s prior equity compensation plans that had exercise prices per share higher than the closing price of the Company’s stock on June 21, 2005, which was $10.75. Options held by directors, including John Elms, the Company’s president and CEO, were not included in the vesting acceleration. Options to purchase approximately 1.1 million shares of the Company’s common stock became vested and exercisable immediately.
     In 2005, the Company granted stock options to all of its non-employee directors. The stock options granted to Mr. Elms, who was the Company’s employee director at the time of the grant, are described in the Summary Compensation Table. The stock options granted to Messrs. Carman, Carollo, Laber and Schmücking, the non-employee directors of the Company, are described in the following table:

		Shares Subject	Exercise Price
Director	Date of Grant	to Option	per Share(1)
Carl D. Carman	06/21/05	10,000	$10.75

Anthony V. Carollo, Chairman	06/21/05	20,000	$10.75

Gerald J. Laber	06/21/05	10,000	$10.75

Werner P. Schmücking	06/21/05	10,000	$10.75

(1)	All options were granted at an exercise price equal to the fair market value of the Company’s stock on the date of grant.
     In 2006, the Board and Committee fees remain unchanged except for increases in two areas. The annual payment to the chairman of the Audit Committee will be increased from $5,000 to $7,500 due to the increased work required for this position. In addition, payment to non-employee directors who participate in any telephonic Board or Committee meeting will be increased from $500 to $1,000 because the preparation time for meetings is the same whether the director participates in person or telephonically.
     If SpectraLink’s 2006 Equity Incentive Plan is approved by the shareholders, the Board anticipates it will issue restricted stock rather than stock options on the same basis it anticipates granting restricted stock rather than stock options to employees on a ratio of 1:4 (restricted stock to options). If the proposal fails to pass, the Board will receive its annual stock option grants as described above.

Executive Officers
The following table presents the names, offices, and ages of each of our executive officers, as of March 31, 2006:

Name, Age and Position with
SpectraLink	Principal Occupation During Past Five Years
John H. Elms, 46 President, Chief Executive Officer and Director	President and Chief Executive Officer of SpectraLink since September 2003. Vice President of Operations of SpectraLink from October 1999 to September 2003.

Masood Garahi, 46 Chief Technology Officer and Executive Vice President of Engineering	Chief Technology Officer and Executive Vice President of Engineering of SpectraLink since October 2005. Chief Technology Officer of Roving Planet Inc. from November 2004 to June 2005. Chairman and Chief Executive Officer and Independent advisor of MeshNetworks Inc. (now part of Motorola) from June 2000 to May 2004.

John A. Kelley, 56 Executive Vice President of Operations	Executive Vice President of Operations of SpectraLink since August 2004, Vice President of Operations of SpectraLink since October 2003. President of JK Associates from September 2002 to September 2003. Vice President, Global Services Operations, of Compaq Computer Corporation from January 2000 to August 2003.

Jill F. Kenney, 50 Executive Vice President of Sales & Marketing	Executive Vice President of Sales and Marketing of SpectraLink since August 2004. Vice President of Sales and Marketing of SpectraLink since May 2004. Corporate Vice President of Worldwide Marketing and Strategy for StorageTek from February 2001 to March 2004. Senior Vice President for the Xerox Corporation’s North America Solutions Group-Eastern Region from January 2000 to January 2001.

Ole Lysgård Madsen, 45 Executive Vice President of International and President and Managing Director of KIRK telecom A/S	Executive Vice President of International for SpectraLink, and President and Managing Director of KIRK telecom A/S since January 2006. Senior Vice President of Global Sales, Marketing and Technical Support for KIRK telecom A/S from February 2000 to January 2006.

David I. Rosenthal, 51 Executive Vice President of Finance & Administration and Chief Financial Officer and Secretary	Executive Vice President of Finance and Administration and Chief Financial Officer and Secretary of SpectraLink since August 2004. Treasurer of SpectraLink since March 2005. Chief Financial Officer, Vice President of Finance and Administration, and Secretary of SpectraLink since April 2004. Executive Vice President and Chief Financial Officer of StarTek, Inc. from August 2001 to November 2003. Acting Chief Financial Officer for Celestial Seasonings from August 1999 to September 2000. Mr. Rosenthal is a director of Cyanotech Corporation.

Executive Compensation and Related Information
     The following table sets forth certain information regarding the compensation earned for services rendered in all capacities to SpectraLink for the three fiscal years ended December 31, 2003, 2004 and 2005, by SpectraLink’s Chief Executive Officer at December 31, 2005, and each of the other most highly compensated executive officers whose salary and bonus exceeded $100,000 during our 2005 fiscal year (the “Named Executive Officers”).
Summary Compensation Table

			Annual Compensation					Long-Term Compensation
								Securities
								Underlying
								Options	All Other
Name and Principal Position	Year		Salary	Bonus	Other		Total	Granted	Compensation

John H. Elms	2005		$297,275	$187,837	$770	(2)	$485,882	100,000	$19,712	(8)
President and Chief	2004		262,428	138,869	551	(2)	401,848	35,000	16,500
Executive Officer	2003	(1)	212,150	94,397	0		306,547	145,000	16,032

David I. Rosenthal
Chief Financial Officer,
Executive Vice President of Finance &	2005		250,079	78,719	705	(2)	329,503	75,000	19,712	(9)
Administration,	2004	(3)	165,705	55,179	0		220,884	100,000	5,933
Secretary and Treasurer	2003		0	0	0		0	0	0

John A. Kelley	2005		232,583	73,569	758	(2)	306,910	75,000	19,401	(10)
Executive Vice	2004		205,500	68,696	0		274,196	25,000	14,760
President of Operations	2003	(4)	41,025	14,483	24,953	(5)	80,461	75,000	0

Jill F. Kenney Executive Vice	2005		265,527	149,486	809	(2)	415,822	75,000	19,712	(11)
President of Sales &	2004	(6)	156,250	228,639	0		384,889	100,000	6,067
Marketing	2003		0	0	0		0	0	0

Gary L. Bliss	2005	(7)	180,732	0	814	(2)	181,546	75,000	19,217	(12)
Special Assistant to CEO	2004		223,112	74,699	0		297,811	75,000	16,550
	2003		212,911	78,314	0		291,225	55,000	16,033

(1)	Mr. Elms became President and Chief Executive Officer of SpectraLink on September 1, 2003.

(2)	Represents reimbursement of items taxable under IRS regulation.

(3)	Mr. Rosenthal became Chief Financial Officer, Vice President of Finance and Administration, and Secretary on April 19, 2004.

(4)	Mr. Kelley became Vice President of Operations on October 20, 2003.

(5)	Represents a moving allowance paid to Mr. Kelley.

(6)	Ms. Kenney became Vice President of Sales & Marketing on May 17, 2004.

(7)	Mr. Bliss resigned as Executive Vice President, Engineering on May 31, 2005, but remains with the Company in a non-executive and non-decision-making role.

(8)	Includes 401(k) matching contributions in the amount of $6,300, $6,150 and $6,000 paid by the Company on behalf of Mr. Elms during fiscal 2005, 2004 and 2003, respectively.

(9)	Includes 401(k) matching contributions in the amount of $6,300, $1,469 and $0 paid by the Company on behalf of Mr. Rosenthal during fiscal 2005, 2004 and 2003, respectively.

(10)	Includes 401(k) matching contributions in the amount of $6,300, $4,378 and $0, paid by the Company on behalf of Mr. Kelley during fiscal 2005, 2004 and 2003, respectively.

(11)	Includes 401(k) matching contributions in the amount of $6,300, $0 and $0, paid by the Company on behalf of Ms. Kenney during fiscal 2005, 2004 and 2003, respectively.

(12)	Includes 401(k) matching contributions in the amount of $6,300, $6,150 and $6,000, paid by the Company on behalf of Mr. Bliss during fiscal 2005, 2004 and 2003, respectively.
Option Grants
     The following table contains information concerning the stock options granted under SpectraLink’s 2000 Stock Option Plan to each of the Named Executive Officers during the fiscal year ended December 31, 2005. Generally, options granted under the 2000 Stock Option Plan become exercisable over a four-year period (25% after the first twelve months and 2.083% each month thereafter) and have a term of ten years, subject to such optionee’s continuing service to the Company. The 2000 Stock Option Plan provides that, in the event of a change in control, 50% of each employee’s remaining unexercisable or unvested portions of the outstanding options shall be immediately exercisable and vested in full. The options terminate if they are not assumed, substituted, or exercised prior to a change of control.
     On June 21, 2005, the Board of Directors authorized the acceleration of the vesting of stock options outstanding under the Company’s 2000 Stock Option Plan and the Company’s prior equity compensation plans that had exercise prices per share higher than the closing price of the Company’s stock on June 21, 2005, which was $10.75. Options held by directors, including John Elms, the Company’s President and Chief Executive Officer, were not included in the vesting acceleration. Options to purchase approximately 1.1 million shares of the Company’s common stock became vested and exercisable immediately.
     The primary purpose of the accelerated vesting was to eliminate future compensation expense the Company would otherwise recognize in its earnings with respect to these accelerated options upon the adoption of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment (“SFAS 123R”). SFAS 123R was effective for the Company beginning January 1, 2006, and will require that compensation expense associated with stock options be recognized in earnings rather than as pro forma note disclosure in the Company’s consolidated financial statements. The acceleration of the vesting of these options did not result in a charge to reported earnings based on generally accepted accounting principles.
     These options were not “in-the-money” at that time, and therefore, there was no compensation expense recorded in accordance with APB No. 25 as a result of this modification. However, in accordance with SFAS No. 123, the Company included the remaining unamortized compensation expense of approximately $3,871,000 (net of tax) related to the accelerated options in its pro forma net income and earnings per share for the year ended December 31, 2005. Had this acceleration not been taken, the unamortized fair value-based compensation expense would have been recorded in future periods through 2009, under vesting schedules in place prior to the acceleration, which generally would have resulted in fair value-based compensation expense of $1,501,000 in 2006, $793,000 in 2007, $269,000 in 2008 and $14,000 in 2009, all without regard to the effect of forfeitures.
     The following table sets forth the potential realizable value of each grant assuming that the market value of the Company’s common stock appreciates at five percent or ten percent annually from the date of grant over the term of the option. The five percent and ten percent assumed annual rates of stock price appreciation are mandated by the Securities and Exchange Commission and do not represent our estimate or projection of future common stock prices. There is no assurance provided to any Named Executive Officers or any other holder of the Company’s securities that the actual stock price appreciation over the option term will be at the assumed five percent or ten percent levels or at any other defined level. Unless the market price of the common stock does in fact appreciate over the option term, no value will be realized from the option grants made to the Named Executive Officers.

Option Grants in the Last Fiscal Year

		Individual Grants
	Number of	Percent of Total
	Securities	Options Granted to			Potential Realizable Value at Assumed
	Underlying Options	Employees in Fiscal	Exercise or Base		Annual Rates of Stock Price
Name	Granted	Year	Price/Share	Expiration Date	Appreciation for Option Term
					5%	10%
John H. Elms	8,570	0.7%	$16.62	02/03/15	$89,576	$227,002
	91,430	8.0	16.62	02/03/15	955,647	2,421,798

David I. Rosenthal	75,000	6.5	16.62	02/03/15	783,917	1,986,600

Gary L. Bliss(1)	75,000	6.5	16.62	02/03/15	783,917	1,986,600

John A. Kelley	75,000	6.5	16.62	02/03/15	783,917	1,986,600

Jill F. Kenney	75,000	6.5	16.62	02/03/15	783,917	1,986,600

(1)	Mr. Bliss resigned as Executive Vice President, Engineering on May 31, 2005, but remains with the Company in a non-executive and non-decision-making role.
Option Exercises and Holdings
     The following table sets forth information concerning option exercises and option holdings under the 2000 Stock Option Plan for the fiscal year ended December 31, 2005, with respect to the Named Executive Officers. The value realized represents the difference between the aggregate fair market value of the shares on the date of exercise less the aggregate purchase price paid. The value of unexercised in-the-money options is based on the closing price of SpectraLink common stock on December 30, 2005 of $11.87 per share, minus the exercise price, multiplied by the number of shares issuable upon exercise of the option. These values have not been, and may never be, realized.
Aggregate Options Exercised in the Last Fiscal Year
and Fiscal Year End Option Values

	Number
	of Shares Acquired	Value	Number of Unexercised Options		Value of Unexercised, In-the-Money
Name	on Exercise	Realized	Held at December 31, 2005		Options at December 31, 2005
			Exercisable(2)	Unexercisable	Exercisable	Unexercisable
John H. Elms	29,606	$265,657	251,458	178,542	$445,274	$53,539

David I. Rosenthal	0	0	175,000	0	0	0

Gary L. Bliss(1)	134,840	502,331	275,993	19,167	299,034	64,937

John A. Kelley	0	0	175,000	0	0	0

Jill K. Kenney	0	0	175,000	0	0	0

(1)	Mr. Bliss resigned as Executive Vice President, Engineering on May 31, 2005, but remains with the Company in a non-executive and non-decision-making role.

(2)	On June 21, 2005, the Board of Directors authorized the acceleration of all outstanding stock options with an exercise price greater than $10.75, which was the closing price on that day. This acceleration applied to all employees but did not apply to directors, including John H. Elms, President and Chief Executive Officer of SpectraLink.

     Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Audit Committee Report, the Compensation Committee Report, and Stock Performance Graph set forth below are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes except to the extent that any of these sections are specifically incorporated by reference into a filing.
Audit Committee Report
     During fiscal 2005, the Audit Committee met seven times and discussed the interim financial information contained in each quarterly earnings announcement as well as the Quarterly Reports on Form 10-Q for the Company’s first, second, and third quarters of fiscal 2005 and also met to discuss and approve the company’s Form 10-K and audited financial statements for fiscal year 2004 during fiscal 2005 with the President and Chief Executive Officer, the Chief Financial Officer and other Company personnel, and the Company’s independent registered public accounting firm prior to the public release of such information. Each member of the Audit Committee meets the independence requirements of NASDAQ and the SEC.
     Management is primarily responsible for the system of internal controls and the corporate financial reporting process. The independent registered public accounting firm is responsible for expressing an opinion on the financial statements based on an audit conducted in accordance with standards of the Public Company Accounting Oversight Board (United States), management’s assessment of the effectiveness of the internal control over financial reporting and the effectiveness of internal control over financial reporting. The Audit Committee is responsible for monitoring the Company’s corporate financial reporting and overseeing the internal and external audits of the Company and its subsidiaries.
     In this context, and in connection with the audited financial statements contained in the Company’s Annual Report on Form 10-K, the Audit Committee:
•	reviewed and discussed the audited financial statements with the Company’s management;

•	discussed with KPMG LLP, the Company’s independent registered public accounting firm, with and without management present, the matters required to be discussed under Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended, including the overall scope of KPMG LLP’s audit, the results of its examination, its evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting;

•	received the written disclosures and the letter from KPMG LLP required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with the independent registered public accounting firm their independence, and concluded that the non-audit services performed by KPMG LLP are compatible with maintaining its independence;

•	based on the foregoing reviews and discussions, recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed with the SEC; and

•	instructed KPMG LLP that the Committee expects to be advised if there are any subjects that require special attention.
     During the course of 2005, management reviewed the Company’s internal controls over financial reporting and re-tested the Company’s system of internal controls in accordance with the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received periodic updates provided by management and KPMG LLP at each regularly scheduled committee meeting. The Audit Committee also held special meetings to discuss issues as they arose. At the conclusion of the process, management provided the Audit Committee with, and the Audit Committee reviewed, a report on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee also received the report of management contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed with the SEC, as well as KPMG LLP’s Reports of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K related to its audit of (i) the consolidated financial statements, (ii) management’s assessment of the effectiveness of the internal control over financial reporting and (iii) the effectiveness of operations of the Company’s internal control over financial reporting. The Audit Committee continues to oversee the Company’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation in fiscal 2006.
     The Audit Committee has adopted a policy for the pre-approval of services provided by the independent registered public accounting firm, pursuant to which it shall pre-approve all audit fees, audit-related fees, tax fees, and fees for other services. Under the policy, the Audit Committee may also delegate authority to pre-approve certain specified audit or permissible non-audit services to one or more of its members. A member to whom pre-approval authority has been delegated must report his pre-approval decisions, if any, to the Audit Committee at its next meeting. Unless the Audit Committee determines otherwise, the term for any service pre-approved by a member to whom pre-approval authority has been delegated is twelve months.
     The Audit Committee pre-approved 100% of the audit-related fees, tax advisory fees and all other fees incurred during the fiscal years ended December 31, 2004 and 2005.
AUDIT COMMITTEE
Gerald J. Laber, Chairman
Carl D. Carman
Anthony V. Carollo
Compensation Committee Report
     This Compensation Committee Report describes the compensation policies and rationale applied to the compensation paid to the Company’s executive officers for the fiscal year ended December 31, 2005. The Compensation Committee has the authority to administer the Company’s stock option plans, establish the level of base salary and benefit plans payable to the Chief Executive Officer and other executive officers and key employees of the Company, and has the responsibility of approving the bonus program to be in effect for the Chief Executive Officer and the other executive officers. The Compensation Committee also recommends grants of stock awards, stock options, stock appreciation rights and other awards to be made under existing incentive compensation plans. The Compensation Committee of the Board is comprised of non-employee directors, each of whom is independent for purposes of the NASDAQ rules.
     General Compensation Policy. The Committee’s fundamental compensation policy is to align executive officers compensation with their contribution to the development and financial success of the Company’s business objectives and performance, and to enable the Company to attract, retain, and reward executive officers whose contributions are necessary for the long-term success of the Company. The Compensation Committee’s objective is to have a portion of each executive officer’s compensation contingent on the Company’s performance as well as on the executive officer’s own level of performance. Accordingly, the compensation package for each executive officer is comprised of three elements: (1) base salary, which principally reflects an executive officer’s performance and is designed primarily to be competitive with salary levels in the industry; (2) bonus, which principally reflects SpectraLink’s performance; and (3) long-term incentive compensation, which strengthens the mutuality of interests between executive officers and shareholders.
     Factors
     The principal factors that the Compensation Committee considered in approving the components of each executive officer’s compensation package for 2005 are summarized below. The Compensation Committee may establish entirely different factors with respect to executive compensation for future years.

     Base Salary. The base salary for each executive officer is reviewed annually by the Compensation Committee and adjustments are made on the basis of experience, personal performance, taking into account the average salary levels for comparable positions with companies having similar total revenues within and outside the industry, and internal base salary comparability considerations. The companies included in the sample from which industry data was derived include some but not all of the companies present in the indices used for purposes of the returns data presented in the section “Stock-Related Information – Stock Performance Graph” below, but the sample was not intended to correlate with such indices. The weight given to each of these factors differs from individual to individual, as the Compensation Committee deems appropriate. Each individual’s base pay is positioned relative to the total compensation package, including cash bonus incentives and long-term stock-based incentives. Based on the factors enunciated above, in 2005, the Named Executive Officers (except the Chief Executive Officer, who is discussed below) received increases in base salary over 2004 ranging from 3% to 11%. One of the executive officers began his service to the Company in 2005 and his initial base salary was set based upon the factors described above.
     Cash Bonus. The target bonus for each Named Executive Officer is determined on the basis of the Company’s performance, personal performance, and the bonus levels for comparable positions within and outside the industry. Payment of each bonus relative to the target amounts is subject to the satisfaction of criteria determined by the Compensation Committee based on the bonus levels for comparable positions, and earned bonus amounts are based on performance results, including revenue and pre-tax profit targets. In addition, the Compensation Committee may from time to time award additional cash bonuses when it determines those bonuses to be in the Company’s best interest.
     In fiscal 2005, it was the policy of the Compensation Committee that no annual pre-tax profit bonus be paid unless at least 50% of the target was achieved. The Executive Vice President of Sales and Marketing had a portion of her performance bonus based on quarterly revenue targets.
     In fiscal 2005, 89% of the annual pre-tax profit target was achieved and at least 80% of the quarterly revenue targets were achieved and paid accordingly on a pro rata basis. In January of 2006, the Compensation Committee excluded $611,000 of expenses related to the acquisition of KIRK telecom A/S for the purpose of calculating the 2005 annual pre-tax profit target. No other cash bonuses were awarded to the Named Executive Officers in fiscal 2005.
     Long-Term Incentive Compensation. During the fiscal year ended December 31, 2005, the Compensation Committee made discretionary stock option grants to certain of the executive officers of the Company under the 2000 Stock Option Plan based on each officer’s personal performance. Option grants were generally made at the same time and in varying amounts in the discretion of the Compensation Committee. Typically, the size of each grant was set at a level that is deemed appropriate to create a meaningful opportunity for stock ownership based upon the individual’s position with the Company, the individual’s potential for future responsibility and promotion, the individual’s performance in the recent period, and the number of unvested options held by the individual at the time of the new grant. The relative weight given to each of these factors varied from individual to individual.
     Options generally vest over four years. Thus, the vesting of each option is contingent upon the executive officer’s continued employment with the Company. Accordingly, the options provided compensation to the executive officer only if he/she remained in the Company’s employ, and then only if the market price of the Company’s common stock appreciated over the option term.
     Chief Executive Officer Compensation
     In advising the Board with respect to Mr. Elms’ compensation, the Compensation Committee seeks to establish a level of base salary competitive with that paid by companies of comparable size within the industry and region and by companies outside the industry with which the Company competes for executive talent. In 2005, Mr. Elms received a base salary increase of 13%. Mr. Elms’ compensation included an annual target bonus based on the Company’s performance measured by its annual profits on a pre-tax basis. In 2005, the Company’s pre-tax profit was approximately 89% of the annual pre-tax target (excluding the $611,000 of expenses related to the acquisition of KIRK telecom A/S), and accordingly, a bonus of $187,837 for Mr. Elms was calculated on a pro rata basis and paid in 2006. In addition, the Compensation Committee made a discretionary stock option grant to Mr.

Elms of 100,000 shares of the Company’s common stock in 2005 based on his performance under the same criteria enunciated above with respect to other executive officers; however, the size of this option was greater given his contributions to the Company in his position as President and Chief Executive Officer.
     Compliance with Section 162(m) of the Internal Revenue Code
     Section 162(m) of the Internal Revenue Code limits tax deductions for certain executive compensation over $1,000,000. Certain types of compensation are deductible only if they are performance-based and approved by the shareholders. Stock option grants made under the 2000 Stock Option Plan currently do not meet the requirements for performance-based grants as defined in Section 162(m) and are, therefore, not exempt from the limitations on deductibility. Cash compensation for 2005 for any of our executive officers was not in excess of $1,000,000 and the Company does not expect cash compensation for 2006 to any of our executive officers to be more than $1,000,000 or consequently affected by the requirements of Section 162(m). The 2006 Stock Option Plan, if approved by shareholders, is designed to meet the requirements of Section 162(m). The compensation committee’s present intention is to structure compensation arrangements to maximize the Company’s available deductions consistent with Section 162(m) unless the Compensation Committee reasonably believes that the best interests of the Company and its shareholders will be served by structuring compensation for a given executive officer, or executive officers, differently.
COMPENSATION COMMITTEE
Carl D. Carman, Chairman
Anthony V. Carollo
Gerald J. Laber
Compensation Committee Interlocks and Insider Participation
     Throughout 2005, the Company’s Compensation Committee consisted of Messrs. Carman, Carollo and Laber. During 2005, none of the individuals serving on the Compensation Committee was an officer or employee of the Company, nor has any of these individuals served as an officer of the Company at any other time. None of these individuals had any “Related Party Transaction” with the Company of the type required to be disclosed under Section 404 of Regulation S-K. During 2005, no executive officer of the Company served as a member of the board of directors or Compensation Committee of any entity that had one or more executive officers serving as a member of the Company’s Board or the Compensation Committee.
Related Party Transactions
     There were no related-party transactions in 2005. The Company has adopted provisions in its bylaws that provide for indemnification of its officers and directors and the advancement of expenses for defending a lawsuit to the full extent permitted under Delaware law. In addition, the Company has entered into agreements to indemnify its directors and executive officers. These agreements provide for indemnification of the Company’s directors and executive officers for some types of expenses, including attorney’s fees, judgments, fines, and settlement amounts incurred by persons in any action or proceeding, including any action by or in the right of the Company, arising out of their services as the Company’s director or executive officer. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.
PROPOSAL NO. 2
APPROVAL OF SPECTRALINK’S 2006 EQUITY INCENTIVE PLAN
     We are asking shareholders to approve SpectraLink’s 2006 Equity Incentive Plan (the “2006 Plan”), which was approved by the Board of Directors on March 15, 2006. If approved by shareholders, the 2006 Plan will replace our previous plans (the “Previous Plans”) before their expiration and will become SpectraLink’s only plan for providing stock-based incentive compensation to our eligible employees, directors and consultants. If shareholders do not approve the 2006 Plan, the 2000 Stock Option Plan (2000 Plan) will remain in effect. We firmly believe that a broad-

based equity program is a necessary and powerful employee incentive and retention tool that benefits all of SpectraLink’s shareholders. The following summary of certain major features of the 2006 Plan is qualified in its entirety by reference to the full text of the 2006 Plan, which is attached to this Proxy Statement as Exhibit A.
Purpose of Proposal
     Approval of the 2006 Plan is intended to enable SpectraLink to achieve the following objectives:
     1. Continued ability of SpectraLink to offer stock-based incentive compensation to substantially all of our eligible employees and non-employees (including directors).
     2. Ability to utilize various equity awards, including stock options, restricted stock awards, restricted stock units, stock appreciation rights and stock bonus awards, as deemed appropriate by the Compensation Committee and management. The various awards available under the 2006 Plan will give SpectraLink greater flexibility to respond to market-competitive changes in equity compensation practices. Stock options priced at the full fair market value of SpectraLink common stock on the date of grant are currently our main form of equity compensation to our employees, consultants and directors. With the requirement to begin expensing stock options effective January 1, 2006, we are evaluating other equity awards that are no more expensive and potentially allow us to reduce further dilution to our shareholders.
     3. Elimination of the automatic share reserve increases to our 2000 Plan. We are requesting approval of 7,329,609 shares for the 2006 Plan. This number is inclusive of the 5,829,609 shares that are either available for grant under the Previous Plans or subject to outstanding stock options granted under the Previous Plans (the Previous Plans will terminate upon shareholder approval of the 2006 Plan). If on March 31, 2006, shareholder approval had been obtained, and the Previous Plans thereby terminated, of the 5,829,609 shares: (i) 2,276,877 shares would have been made immediately available under the 2006 Plan, and (ii) the remaining 3,552,732 shares would only become available as outstanding stock options granted under the Previous Plans expire, and then only to the extent such stock options were not exercised. In turn, in terminating our Previous Plans we thereby eliminate the evergreen provision that under our 2000 Plan provided for up to 1,300,000 shares to be added to the 2000 Plan each year. Thus, instead of adding an aggregate of up to 5,200,000 shares over 2007-2010, we are seeking to add only an additional 1,500,000 shares to the number of shares currently authorized under the Previous Plans.
     4. Reduction of SpectraLink’s total stock overhang. Overhang is the total number of shares related to options and other equity awards granted but not yet exercised, plus shares available for grant, divided by the total number of shares outstanding. The 2006 Plan gives SpectraLink the flexibility to grant restricted stock, restricted stock units and bonus stock. The Board anticipates migration to granting restricted stock rather than granting stock options at a 1:4 ratio (restricted stock to stock options). This would result in less overall total stock overhang because fewer shares would be issued upon settlement of the award (when compared to a stock option or a stock appreciation right with an equivalent accounting expense associated with it).
The Importance of Equity Compensation at SpectraLink
     The use of equity compensation, primarily in the form of stock options historically, has long been a vital component of SpectraLink’s overall compensation philosophy, which is based on the principle that long-term incentive compensation should be closely aligned with shareholders’ interests. Over the years, we believe that we have been successful in achieving this objective through the use of a broad-based stock option program. Stock options and other forms of equity compensation align employees’ interests directly with those of other shareholders because an increase in stock price after the date of award is necessary for employees to realize any value.
     Additionally, without stock options or another form of equity compensation, SpectraLink may be forced to consider cash alternatives to provide a market-competitive total compensation package. These cash replacement alternatives would, among other things, potentially reduce the cash available for investment in innovation and technology.
Recommendation
     Our Board believes it is in our best interests and the best interests of our shareholders to continue to provide our employees, directors and consultants the opportunity to acquire an ownership interest in SpectraLink through the 2006 Plan, thereby encouraging them to remain with us and more closely aligning their interests with those of our shareholders.

Plan Term
     The 2006 Plan will have a term of ten years, meaning that awards may be granted under the 2006 Plan to eligible participants until March 14, 2016. No awards have been granted under the 2006 Plan and none will be granted until the 2006 Plan is approved by our shareholders.
Eligible Participants
     Employees of SpectraLink and its subsidiaries, non-employee directors of SpectraLink and its consultants, independent contractors and advisors are eligible to receive awards under the 2006 Plan. As of the record date, there were approximately 630 employees, 28 consultants, independent contractors and advisors, and 4 non-employee directors who would be eligible to participate in the 2006 Plan.
Shares Authorized
     Up to 7,329,609 shares were authorized and reserved for issuance under the 2006 Plan on March 31, 2006. This number is inclusive of the 5,829,609 shares that are either available for grant under the Previous Plans or subject to outstanding stock options granted under the Previous Plans (the Previous Plans will terminate upon shareholder approval of the 2006 Plan). If on March 31, 2006, shareholder approval had been obtained, and the Previous Plans thereby terminated, of the 5,829,609 shares: (i) 2,276,877 shares would have been made immediately available under the 2006 Plan, and (ii) the remaining 3,552,732 shares would only become available as outstanding stock options granted under the Previous Plans expire, and then only to the extent such stock options were not exercised. The number of shares subject to the 2006 Plan may be further adjusted to reflect stock splits and similar events. Shares which cease to be subject to an option granted under the Previous Plans for any reason other than exercise of the option or which are repurchased by the Company at the original issue price or otherwise terminate without such shares being issued will again be available for grant and issuance under the 2006 Plan. In addition, shares which cease to be subject to an option or stock appreciation right granted under the 2006 Plan for any reason other than exercise of the option or stock appreciation right or which are subject to other awards granted under the 2006 Plan that are forfeited or are repurchased by the Company at the original issue price or otherwise terminate without such shares being issued will again be available for grant and issuance in connection with subsequent awards under the 2006 Plan.
Administration
     SpectraLink’s Compensation Committee will administer the 2006 Plan and may delegate to a committee of one or more members of SpectraLink’s Board of Directors or SpectraLink officers the ability to grant awards and take certain other actions with respect to participants who are not executive officers or non-employee directors. The applicable committee will select the individuals who receive awards, determine the number of shares covered by awards. The Compensation Committee may interpret the 2006 Plan and establish, amend and rescind any rules relating to the 2006 Plan.
Award Types
     The following awards may be granted under the 2006 Plan:
(1) Non-qualified and incentive stock options
(2) Restricted stock awards
(3) Restricted stock units
(4) Stock bonus awards
(5) Stock appreciation rights
Repricing Prohibited
     Repricing or reducing the exercise price of a stock option or stock appreciation right after the award is made is prohibited without shareholder approval.
Awards to Executive Officers and Non-Employee Directors
     The 2006 Plan provides for discretionary awards (including stock options, restricted stock awards, restricted stock units, stock bonus awards, and stock appreciation rights) to executive officers and non-employee directors as determined by the Board or Compensation Committee. Discretionary awards to executive officers or non-employee directors will vest and be exercisable as determined by our Board or the Compensation Committee.

Terms Applicable to Stock Options and Stock Appreciation Rights
     The exercise price of stock options and stock appreciation rights granted under the 2006 Plan may not be less than 100% of the fair market value (the closing price of SpectraLink stock on the day of grant) of our common stock on the date of grant. As of March 31, 2006, the closing price of our shares on the NASDAQ National Market was $12.55 per share. Stock options and stock appreciation rights will have a term no longer than ten years. Subject to the limitations of the 2006 Plan, the committee will determine the terms and conditions applicable to awards of stock options and stock appreciation rights, including with regard to vesting and exercisability, which may be based on, among other things, continued employment with SpectraLink, the passage of time, or such performance criteria and the level of achievement versus such criteria as the committee deems appropriate.
Terms Applicable to Restricted Stock Awards, Restricted Stock Unit Awards, and Stock Bonus Awards
     Subject to the limitations of the 2006 Plan, the committee will determine the terms and conditions applicable to awards of restricted stock, restricted stock units, and stock bonuses, including with regard to any restrictions or vesting, which may be based on, among other things, continued employment with SpectraLink, the passage of time, or such performance criteria and the level of achievement versus such criteria as the Compensation Committee deems appropriate.
Eligibility Under Section 162(m)
     Section 162(m) of the U.S. Internal Revenue Code permits performance-based compensation meeting the requirements established by the U.S. Internal Revenue Service to be excluded from the limitation on deductibility of compensation in excess of $1 million paid to certain specified senior executives. In order to meet the requirements of Section 162(m), the 2006 Plan limits awards to individual participants as follows: No person may receive more than 1,000,000 shares issuable as awards in any calendar year, other than new employees, who may receive up to a maximum of 2,000,000 shares issuable as awards granted in the calendar year in which they first commence employment. The foregoing limits are greater than the number of shares subject to awards that SpectraLink has granted to any individual in the past during a calendar year. We do not currently intend to significantly increase our equity awards to executive officers.
     Awards may, but need not, include performance criteria that satisfy Section 162(m). To the extent that awards are intended to qualify as “performance-based compensation” under Section 162(m), the performance criteria will be one of the following criteria, either individually, alternatively or in any combination, applied to either the company as a whole or to a business unit or subsidiary, either individually, alternatively, or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the compensation committee in the award:
•	Net revenue and/or net revenue growth;

•	Earnings per share and/or earnings per share growth;

•	Earnings before income taxes and amortization and/or earnings growth before income taxes and amortization;

•	Operating income and/or operating income growth;

•	Net income and/or net income growth;

•	Total shareholder return and/or total shareholder return growth;

•	Return on equity;

•	Operating cash flow return on income;

•	Adjusted operating cash flow return on income;

•	Economic value added;

•	Individual business objectives; and

•	Company specific operational metrics.
     To the extent that an award under the 2006 Plan is designated as a “performance award,” but is not intended to qualify as performance-based compensation under Section 162(m), the performance criteria can include the achievement of strategic objectives as determined by the Compensation Committee.

     Notwithstanding satisfaction of any performance criteria described above, to the extent specified at the time of grant of an award, the number of shares of common stock, stock options or other benefits granted, issued, retainable and/or vested under an award on account of satisfaction of performance criteria may be reduced by the Compensation Committee on the basis of such further considerations as the compensation committee in its sole discretion determines.
Transferability
     The Compensation Committee has the discretion to permit a recipient of a non-qualified stock option to transfer his or her award pursuant to an “Authorized Transferee” (as defined in the 2006 Plan). Without such permission, an award may not be transferred, sold, pledged, assigned, hypothecated or disposed of in any manner other than by will or by the laws of descent and distribution. No award may be made subject to execution, attachment or other similar process.
Amendments
     The Board may terminate or amend the 2006 Plan, provided that no action may be taken by the Board (except those described in “Adjustments”) without shareholder approval to:
     (1) Increase the number of shares that may be issued under the 2006 Plan;
     (2) Permit the repricing of outstanding stock options or stock appreciation rights under the 2006 Plan;
     (3) Extend the term of the 2006 Plan;
     (4) Expand the class of persons eligible to participate in the 2006 Plan; or
     (5) Otherwise implement any amendment to the 2006 Plan required to be approved by shareholders under NASDAQ rules.
Corporate Transactions
     In the event of a corporate transaction, such as a dissolution or liquidation, merger or sale of substantially all of SpectraLink’s assets, any portion of, or all, outstanding awards may be assumed, converted or replaced by a successor corporation, which assumption, conversion or replacement shall be binding on all award recipients. In the alternative, a successor corporation may substitute equivalent awards or provide substantially similar consideration to award recipients as was provided to SpectraLink’s shareholders (after taking into account the existing provisions of outstanding awards). The successor corporation may also issue, in place of outstanding shares of SpectraLink held by award recipients, substantially similar shares or other property subject to repurchase restrictions no less favorable to such award recipient. In the event such successor corporation, if any, refuses to assume or replace the awards outstanding under the 2006 Plan pursuant to a corporate transaction, then vesting of 50% of the unvested shares then subject to outstanding awards shall immediately vest and all outstanding awards shall expire on such transaction at such time and on such conditions as the Compensation Committee will determine (which may include vesting acceleration prior to the consummation of such event at such time and on such conditions as the Compensation Committee determines).
New Benefits Under 2006 Plan
     All awards to directors, executive officers, employees and consultants will be made at the discretion of the administrator of the 2006 Plan, if the proposal to approve such plan is approved by the shareholders. Therefore, the benefits and amounts that will be received or allocated under the 2006 Plan are not determinable at this time, and we have not included a table reflecting such benefits or awards. By way of background, please see “Executive Compensation and Related Information—Option Grants” on page 9 of this proxy statement for information regarding stock option awards to our Named Executive Officers in fiscal 2005.

     The following table summarizes the benefits that would have been received by the following categories of persons under the 2006 Plan in the fiscal year ending December 31, 2005, if the 2006 Plan had been in effect and the Board issued restricted stock rather than granting stock options on a ratio of 1:4 (restricted stock to stock options), by using the awards granted under the 2000 Plan to these persons during 2005:

Name and Position	Number of Restricted Stock
Named Executive Officers	100,000
All Executive Officers	125,000
All Non-Employee Directors	12,500
All Employees, excluding Executive Officers	149,719
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF SPECTRALINK’S 2006 EQUITY INCENTIVE PLAN.
PROPOSAL NO. 3
APPROVAL OF SPECTRALINK’S 2006 EMPLOYEE STOCK PURCHASE PLAN AND
2006 INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN
     We are asking shareholders to approve our 2006 Employee Stock Purchase Plan (the “ESPP”) and our 2006 International Employee Stock Purchase Plan (the “Global ESPP”), which were approved by the Board of Directors on March 15, 2006. If shareholders do not approve the ESPP, the prior ESPP will remain in effect. The following summary of certain major features of the ESPP and Global ESPP is qualified in its entirety by reference to the full texts of the ESPP and Global ESPP, which are attached to this Proxy Statement as Exhibit B.
Purpose of Proposal
     If approved by shareholders, the ESPP will replace our currently effective Employee Stock Purchase Plan (the “Prior ESPP”) to become SpectraLink’s only plan for providing stock-based incentive compensation under Section 423 of the U.S. tax code and the Global ESPP will become our plan for providing similar benefits to employees of our overseas subsidiaries. As we expand outside the U.S.A., we expect that we will need to tailor the provision of broad-based equity incentives in ways that will not prove possible under the ESPP given the confines imposed by the U.S. tax code on the ESPP, hence our adoption of the Global ESPP. We firmly believe that a broad-based equity program, of which the ESPP and Global ESPP will be a part, is a necessary and powerful employee incentive and retention tool that benefits all of SpectraLink’s shareholders.
Recommendation
     Our Board believes it is in our best interests and the best interests of our shareholders to continue to provide our employees the opportunity to acquire an ownership interest in SpectraLink through these plans, thereby encouraging them to remain in our employ and more closely aligning their interests with those of our shareholders.
Maximum Term of the ESPP and Global ESPP
     The ESPP and the Global ESPP each take effect on August 16, 2006, and terminate no later than August 15, 2016.
Eligible Participants
     As of the record date, there were approximately 430 employees who would be eligible to participate in the ESPP and approximately 200 employees who would be eligible to participate in the Global ESPP. Employees of SpectraLink and its subsidiaries are eligible to participate under either the ESPP or the Global ESPP except for the following:

      • employees who are not employed by SpectraLink, or a designated subsidiary, prior to the beginning of the applicable Offering Period are not eligible to participate in the ESPP;
     • employees who are customarily employed for 20 hours or less per week are not eligible to participate in the ESPP;
     • employees who are customarily employed for five months or less in a calendar year are not eligible to participate in the ESPP;
     • employees who own shares or hold options to purchase shares or who, as a result of participation in the ESPP, would own shares or hold options to purchase shares, possessing 5% or more of the total combined voting power or value of all classes of our shares or any of our subsidiaries are not eligible to participate in the ESPP;
     • employees who are participating in the ESPP, or are employed in the U.S.A., or are otherwise designated ineligible by us, are not eligible to participate in the Global ESPP; and
     • individuals who provide services to us as independent contractors who are reclassified as common law employees for any purpose other than federal income and employment tax purposes are not eligible to participate in the ESPP or the Global ESPP.
Shares Authorized
     We have authorized and reserved up to 576,923 shares for issuance under the ESPP and Global ESPP, of which 500,000 are additional shares that are being reserved for issuance under these plans. The remaining 76,923 shares are available to us for future issuance under the Prior Plan and will become available for issuance under these plans only to the extent they are not issued under the Prior Plan. The Prior Plan will terminate on August 15, 2006, if our stockholders approve the ESPP and Global ESPP.
Administration
     SpectraLink’s Compensation Committee will administer the ESPP and Global ESPP. The Compensation Committee may interpret the ESPP and Global ESPP and establish, amend and rescind any rules relating to these plans.
Purchase Price
     The purchase price of shares that may be acquired under the ESPP or Global ESPP is 85% of the lesser of: (a) the fair market value of the shares on the Offering Date; or (b) the fair market value of the shares on the Purchase Date. In no event may the purchase price be less than the par value of the shares. The fair market value of our shares is deemed to be the closing price of our shares on the NASDAQ National Market on the date of determination as reported in The Wall Street Journal. As of March 31, 2006, the closing price of our shares on the NASDAQ National Market was $12.55 per share.
Offering Periods
     Each offering of shares under the ESPP and Global ESPP is for a period of six months, which we refer to as an Offering Period. Offering Periods commence on March 16 and September 16 of each year and respectively end on the next September 15 and March 15; however, the first Offering Period shall commence on August 16, 2006 and end on March 15, 2007. During each Offering Period payroll deductions of the employees will be accumulated. The Board of Directors has the power to set the beginning of any Offering Period and to change the date or the duration of Offering Periods without shareholder approval. The first business day of each Offering Period is the “Offering Date” for such Offering Period and the last business day is the “Purchase Date” for such Offering Period.
     Employees elect to participate in any Offering Period by enrolling as provided under the terms of the ESPP or Global ESPP. Once enrolled, an employee will automatically participate in each succeeding Offering Period unless the employee withdraws from the Offering Period or the applicable ESPP or Global ESPP is terminated. Employees contribute funds for the purchase of shares through regular payroll deductions during the Offering Period (except the Global ESPP provides that contributions can be through other methods if required by applicable law or otherwise desirable). After the rate of payroll deductions for an Offering Period has been set by an employee, that rate will continue to be effective for the remainder of the Offering Period (and for all subsequent Offering Periods in which the employee is automatically enrolled) unless otherwise changed by the employee. The employee may increase or lower the rate of payroll deductions for any subsequent Offering Period, but may only lower the rate of payroll deductions for an ongoing Offering Period. No more than one change may be made during a single Offering Period.

     Each employee sets the rate of such employee’s payroll deductions, which may not be less than 1% nor more than 10% of the employee’s compensation (which includes base salary and wages (including shift premiums and overtime) and commissions, but excludes bonuses, other special payments, and marketing incentive payments). No employee is permitted to accrue the right to purchase shares under the ESPP or Global ESPP at a rate which, when aggregated with such employee’s rights to purchase stock under all of our similar purchase plans, exceeds $25,000 in fair market value determined as of the Offering Date for each calendar year.
Purchase of Shares Under the ESPP and Global ESPP
     The number of whole shares an employee may purchase in any Offering Period will be determined by dividing the total amount such employee contributed during such Offering Period pursuant to the ESPP or Global ESPP by the purchase price for each share determined as described above, rounded down to the nearest whole number. The purchase will take place automatically on the Purchase Date of such Offering Period.
Withdrawal
     An employee may withdraw from any Offering Period. Upon withdrawal, any contributions from such employee that are then held by us will be returned to such employee, without interest unless required by applicable law. Once an employee withdraws from the ESPP or Global ESPP such employee will have to complete a new enrollment form to commence participation again.
Transferability
     In general, rights under the ESPP and Global ESPP may not be transferred in any manner other than by will or by the laws of descent and distribution.
Amendments
     The Board may terminate or amend the ESPP and Global ESPP, provided that no action may be taken by the Board (except those described in “Adjustments”) without shareholder approval to:
•	Increase the number of shares that may be issued under either of the ESPP and Global ESPP;

•	Extend the term of either of the ESPP and Global ESPP;

•	Expand the class of persons eligible to participate in either of the ESPP and Global ESPP; or

•	Implement any other amendment to either of the ESPP and Global ESPP that is required to be approved by shareholders under NASDAQ rules.
Corporate Transactions
     In the event of a merger, a sale of substantially all of SpectraLink’s assets, or other corporate transaction, the ESPP and Global ESPP will terminate upon the effective date of such transaction and shares will be purchased for participants unless otherwise provided by the Compensation Committee.
Federal Income Tax Consequences
     The following summary constitutes a brief overview of the principal U.S. Federal income tax consequences relating to awards that may be granted under the ESPP or Global ESPP (however, participants in the Global ESPP generally will not be subject to U.S. taxes) based upon current tax laws. This summary is not intended to be exhaustive and does not describe state, local, or foreign tax consequences.
     The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code. The Global ESPP is not intended to so qualify as it will not always be able to qualify offerings under the Global ESPP for this treatment and it is generally intended that employees who are not subject to U.S. taxes will participate in the Global ESPP.

     Employees participating in the ESPP will not recognize income for federal income tax purposes either upon enrollment or upon the purchase of shares. All tax consequences are deferred until an employee sells the shares purchased under the ESPP or otherwise disposes of the shares or dies. Payroll deductions, however, remain fully-taxable as ordinary income at the time the deduction is taken, and there is no deferral of the ordinary income assessed on these amounts.
     If shares purchased under the ESPP are held for more than one year after the date of purchase and more than two years from the beginning of the applicable Offering Period, or if the employee dies while owning the shares, the employee realizes ordinary income on a sale, or other disposition, or upon death, to the extent of the lesser of: (a) the excess of the fair market value of the shares at the beginning of the Offering Period over the option price; or (b) the actual gain, the amount by which the fair market value of the shares on the date of sale, gift or death exceeds the purchase price. All additional gain upon the sale of shares is treated as capital gain. If the shares are sold and the sale price is less than the purchase price, there is no ordinary income and the employee has a capital loss for the difference between the sale price and the purchase price.
     If the shares purchased under the ESPP are sold or are otherwise disposed of (excluding by bequest or inheritance following death), within either the one-year or the two-year holding periods described above, the employee realizes ordinary income at the time of sale or other disposition to the extent that the fair market value of the shares at the date of purchase is greater than the purchase price. This excess will constitute ordinary income, not currently subject to withholding, in the year of the sale or other disposition even if no gain is realized on the sale or if a gratuitous transfer is made. The difference, if any, between the proceeds of sale and the aggregate fair market value of the shares at the date of purchase is a capital gain or loss. Capital gains may be offset by capital losses, and up to $3,000 of capital losses may be used annually against ordinary income.
     Employees participating in the Global ESPP will generally recognize income upon the purchase of shares unless applicable law provides for taxation at a different time.
     SpectraLink is generally entitled to a tax deduction in connection with the disposition of shares acquired under the ESPP only to the extent that the employee recognizes ordinary income on a disqualifying disposition of the shares. We will treat any transfer of record ownership of shares as a disposition, unless we are notified to the contrary. In order to enable us to learn of disqualifying dispositions and ascertain the amount of the deductions to which it is entitled, employees will be required to notify us in writing of the date and terms of any disposition of shares purchased under the ESPP. With respect to the Global ESPP, if the employee’s employer reimburses SpectraLink for the difference between the fair market value of the shares at the time of purchase and the price paid for the shares under the Global ESPP, then such employer may be entitled to a tax deduction under the tax laws of the applicable jurisdiction. SpectraLink generally will not be able to deduct from its U.S. taxes the value of the discount at which the employee purchases shares in the Global ESPP unless such employee is subject to U.S. income taxes.
New Benefits Under the ESPP
     Because awards to employees under the ESPP are based on voluntary participant contributions, the benefits and amounts that will be received or allocated under the ESPP are not determinable at this time, and we have not included a table reflecting such benefits or awards.
     Only one Named Executive Officer participates and all non-employee directors are ineligible to participate in the current SpectraLink Employee Stock Purchase Plan.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF SPECTRALINK’S 2006 EMPLOYEE STOCK PURCHASE PLAN AND 2006 INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL NO. 4
RATIFICATION OF APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006
     The Board has selected KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006, and is asking the shareholders to ratify this selection. The Company is not required to seek shareholder approval of this engagement under applicable law or the Company’s charter documents, but is submitting this matter to a shareholder vote as a matter of good corporate practice. In the event the shareholders fail to ratify the appointment, the Audit Committee will reconsider this engagement, although it will retain the discretion to take whatever action (or inaction) it deems to be in the best interests of the Company and its shareholders. If the engagement is ratified, the Audit Committee, in its discretion, may direct the engagement of a different independent registered public accounting firm at any time during the year if the Audit Committee feels that such a change would be in the best interest of the Company and its shareholders. Representatives of KPMG LLP are expected to be present at the 2006 Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.
     KPMG LLP has been the principal independent registered public accounting firm that audits the financial statements of the Company since August 2002. In accordance with standing policy, KPMG LLP periodically changes the personnel who work on the audit. The Company has no current consulting agreements with KPMG LLP.
     The following table sets forth the aggregate fees billed to the Company for the fiscal years ended December 31, 2004 and 2005, by the Company’s principal independent registered accounting firm, KPMG LLP:

	2004	2005
Audit Fees(1)	$433,714	$471,000
Audit Related Fees(2)	15,000	309,000
Tax Fees(3)	0	1,950
All Other Fees(4)	0	0

Total Fees	$448,714	$781,950

(1)	Audit fees consist of fees billed, or expected to be billed, for professional services rendered for the audits of the Company’s consolidated financial statements and management’s assessment that it maintained effective internal controls over financial reporting, along with reviews of interim condensed consolidated financial statements included in quarterly reports, and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements, and attestation services.

(2)	Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” Services rendered by KPMG LLP related to an audit of the Company’s 401(k) as required by ERISA. KIRK telecom A/S acquisition related services accounted for approximately $295,000 of audit-related fees for 2005.

(3)	Tax fees consist of tax compliance/preparation and other tax services. Tax compliance/preparation consists of fees billed for tax return preparation, claims for refunds, and tax payment planning services related to federal, state, and international taxes.

(4)	All other fees consist of fees for all services provided by KPMG LLP other than those reported above. The Company’s intent is to minimize services in this category.
Policy for Pre-approving Services and Fees of the Company’s Independent Registered Public Accounting Firm
     The Audit Committee pre-approves all services and associated fees provided to the Company and its consolidated subsidiaries by the Company’s independent registered public accounting firm. In evaluating services associated with this pre-approval process, the following guidelines are used to avoid situations that affect their independence:
     The Company’s independent registered public accounting firm cannot:
•	audit his or her own work;

•	function as a part of management; and

•	serve in an advocacy role for the Company.
     The Audit Committee has adopted a policy for the pre-approval of services provided by the independent registered public accounting firm, pursuant to which it shall pre-approve all audit fees, audit-related fees, tax fees, and fees for other services. Under the policy, the Audit Committee may also delegate authority to pre-approve certain specified audit or permissible non-audit services to one or more of its members. A member to whom pre-approval authority has been delegated must report his pre-approval decisions, if any, to the Audit Committee at its next meeting. Unless the Audit Committee determines otherwise, the term for any service pre-approved by a member to whom pre-approval authority has been delegated is twelve months.
     The Audit Committee pre-approved 100% of the audit-related fees, tax fees and all other fees incurred during the fiscal years ended December 31, 2004 and 2005.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”
THE PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.

STOCK-RELATED INFORMATION
Stock Performance Graph
     The graph below provides an indicator of cumulative total shareholder returns for SpectraLink as compared with the NASDAQ Stock Market (U.S.) Index and the NASDAQ Telecommunications Stocks weighted by market value at each measurement point.
     This graph covers the period of time beginning December 31, 2000, through December 31, 2005.

	December 31,	December 31,	December 31,	December 31,	December 31,	December 31,
	2000(1)	2001	2002	2003	2004	2005
SpectraLink	$100.00	$118.63	$49.65	$133.45	$101.18	$84.90
NASDAQ Stock Market (U.S.)	$100.00	$79.32	$54.84	$81.99	$89.22	$91.12
NASDAQ Telecommunications Stocks	$100.00	$66.54	$30.63	$50.94	$54.32	$51.61
     Footnote:

1)	The information reflected in this table assumes $100 invested on December 31, 2000, in SpectraLink stock, NASDAQ Stock Market (U.S.) and NASDAQ Telecommunications Stock and reinvestment of dividends. SpectraLink declared the Company’s first cash dividend of $0.10 per share on December 23, 2003 for shareholders of record on December 15, 2003. The Company declared four cash dividends of $0.10 per share during 2004 and 2005. The Company is restricted from declaring dividends in accordance with the terms of a credit facility entered into in December of 2005 related to the acquisition of KIRK telecom A/S.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s executive officers, directors, and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC. These persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons.

     Based solely on the Company’s review of the forms furnished to it and written representations from certain reporting persons, the Company believes that all filing requirements applicable to its executive officers, directors, and persons who beneficially own more than 10% of the Company’s common stock were complied with in the fiscal year ended December 31, 2005.
Principal Shareholders and Stock Ownership by Management
     The following table sets forth as of February 28, 2006, certain information with respect to the beneficial ownership of the Company’s common stock by: (i) each shareholder who is known by the Company to be the beneficial owner of more than 5% of the Company’s outstanding shares of common stock; (ii) each of the Company’s directors; (iii) the Named Executive Officers; and (iv) all current directors and executive officers as a group.
     Beneficial ownership has been determined under the rules of the Securities and Exchange Commission, and generally includes voting or investment power with respect to such securities. Unless otherwise indicated in the following table, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. The percentage ownership is based on 19,262,779 shares of the Company’s Common Stock outstanding as of February 28, 2006. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within sixty days of February 28, 2006, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address for each listed shareholder is c/o SpectraLink Corporation, 5755 Central Avenue, Boulder, Colorado 80301.

Beneficial Owner		Percentage of Outstanding
5% Beneficial Owners	Shares	Common Stock
AMVESCAP PLC (1) 30 Finsbury Square London EC2A 1AG England	1,754,786	9.1

Mellon Financial Corporation (2) One Mellon Center Pittsburgh, PA 15258	1,484,601	7.7

Barclays Global Investors, NA (3) 45 Fremont Street San Francisco, CA 94105	1,353,504	7.0

Lord, Abbett & Co. LLC (4) 90 Hudson Street Jersey City, NJ 07302	1,002,567	5.2

Ronald J. Juvonen (5) c/o Downtown Associates LLC 674 Unionville Road, Suite 105 Kennett Square, PA 19348	997,299	5.2

Directors and Executive Officers
Carl D. Carman (6)	117,337	*
Anthony V. Carollo (7)	33,333	*
Gerald J. Laber (9)	52,166	*
Werner P. Schmücking (8)	49,166	*
John H. Elms (10)	305,830	1.6
Masood Garahi	0	*
John A. Kelley (11)	180,968	*

Beneficial Owner		Percentage of Outstanding
5% Beneficial Owners	Shares	Common Stock
Jill F. Kenney (8)	175,000	*
Ole Lysgaard Madsen	0	*
David I. Rosenthal (8)	175,000	*
Gary L. Bliss (12)	166,447
All current directors and executive officers as a group (10 persons) (13)	1,088,800	5.4

*	less than 1%

(1)	Based upon a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2006, indicating that AMVESCAP PLC and its subsidiaries AIM Advisors, Inc. and AIM Funds Management, Inc. (“AMVESCAP”) collectively beneficially own 1,754,786 shares and AMVESCAP has sole voting power and sole dispositive power over all such shares. 291,924 of such shares are held by AIM Advisors, Inc. and 1,462,862 of such shares are held by AIM Funds Management, Inc.

(2)	Based upon a Schedule 13G filed with the Securities and Exchange Commission on February 15, 2006, indicating that Mellon Financial Corporation and certain of its direct or indirect subsidiaries (“Mellon Financial”) collectively beneficially own 1,484,601 shares, of which Mellon Financial has sole dispositive power with respect to 1,481,001 shares and sole voting power with respect to 945,101 shares.

(3)	Based upon a Schedule 13G filed with the Securities and Exchange Commission on January 26, 2006, indicating that Barclays Global Investors, NA and certain related entities collectively beneficially own 1,353,504 shares, of which (i) Barclays Global Investors, NA has sole voting power with respect to 987,820 shares and sole dispositive power with respect to 1,150,667 shares and (ii) Barclays Global Fund Advisors has sole voting power and sole dispositive power with respect to 202,837 shares.

(4)	Based upon a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2006, indicating that Lord, Abbett & Co. LLC beneficially owns 1,002,567 shares and has sole voting power and sole dispositive power with respect to all such shares.

(5)	Based upon a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2006, indicating that Ronald J. Juvonen is deemed to beneficially own 997,299 shares and has sole power to vote and direct the disposition with respect to all such shares. The shares are held by Downtown Associates I, L.P., Downtown Associates II, L.P., Downtown Associates IV, L.P. and Downtown Associates V, L.P. The general partner of the Downtown Funds is Downtown Associates, L.L.C. (the “General Partner”) and Ronald J. Juvonen is the Managing Member of the General Partner.

(6)	Includes 44,166 shares issuable upon exercise of options exercisable as of February 28, 2006, and within 60 days thereafter.

(7)	Includes 28,333 shares issuable upon exercise of options exercisable as of February 28, 2006, and within 60 days thereafter.

(8)	Reflects shares issuable upon exercise of options exercisable as of February 28, 2006, and within 60 days thereafter.

(9)	Includes 49,166 shares issuable upon exercise of options exercisable as of February 28, 2006, and within 60 days thereafter.

(10)	Includes 298,330 shares issuable upon exercise of options exercisable as of February 28, 2006, and within 60 days thereafter.

(11)	Includes 175,000 shares issuable upon exercise of options exercisable as of February 28, 2006, and within 60 days thereafter.

(12) Includes 151,147 shares issuable upon exercise of options exercisable as of February 28, 2006, and within 60 days thereafter.
(13) Includes 1,145,308 shares issuable upon exercise of options exercisable as of February 28, 2006, and within 60 days thereafter.
OTHER ITEMS
Shareholder Proposals for 2007 Annual Meeting
     Requirements for Shareholder Proposals to be Brought before the 2007 Annual Meeting. The Company’s Certificate of Incorporation provides that, for shareholder nominations to the Board to be given timely notice thereof to be considered at an annual meeting, the shareholder must have given timely notice thereof to the Corporate Secretary of the Company. In order for any such nomination or submission to be timely with respect to the 2006 Annual Meeting, the notice must be furnished to SpectraLink between February 22, 2007, and March 24, 2007. In addition, the notice must include the information called for in the Company’s Bylaws. A copy of the Certificate of Incorporation may be obtained by a shareholder, without charge, upon written request to the Corporate Secretary of SpectraLink Corporation, 5755 Central Avenue, Boulder, Colorado 80301. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.
     Requirements for Shareholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials. Any shareholder who wishes to have a proposal considered for inclusion in the Company’s proxy materials for presentation at the 2007 Annual Meeting of Shareholders must submit the proposal to the Company such that it is received by the Corporate Secretary no later than December 18, 2006. Proposals should be submitted to the Corporate Secretary at the address in the preceding paragraph.
Available Information
     A copy of our Form 10-K for the fiscal year ended December 31, 2005, as filed with the SEC, including the financial statements, schedules and list of exhibits, and any exhibit specifically requested, will be furnished without charge to any shareholder upon written request. Please write or call our Director of Investor Relations at the following address or telephone number: SpectraLink Corporation, 5755 Central Avenue, Boulder, Colorado 80301; phone (303) 440-5330. You may also access a copy of our Form 10-K on both the Company’s web site at http://www.spectralink.com/company and the SEC’s web site at http://www.sec.gov.
Other Matters
     The Board knows of no other matters to be presented for shareholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE, AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.
THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SPECTRALINK CORPORATION IN CONJUNCTION WITH THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 23, 2006.

     The undersigned shareholder of SPECTRALINK CORPORATION, a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 3, 2006, and hereby appoints David I. Rosenthal and John H. Elms, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of SPECTRALINK CORPORATION to be held on Tuesday, May 23, 2006, at 10:00 a.m., Mountain time, at the Hotel Boulderado, 2115 13th Street, Boulder, Colorado 80302, and for any adjournment or adjournments thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below. Under Delaware law and the Company’s Bylaws, no business shall be transacted at an annual meeting other than the matters stated in the accompanying Notice of Meeting, which matters are set forth below. However, should any other matter or matters properly come before the Annual Meeting, or any adjournment or adjournments thereof, it is the intention of the proxy holders named above to vote the shares they represent upon such other matter or matters at their discretion.

Exhibit A
SPECTRALINK CORPORATION
2006 EQUITY INCENTIVE PLAN
Adopted by the Board of Directors: March 15, 2006
Approved by the Shareholders: _________, 2006
1. PURPOSE. The purpose of the Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its Parent or Subsidiaries and to do so in a way that more closely aligns their interests with the interests of the Company’s shareholders, by offering them an opportunity to participate in the Company’s future performance through awards of Options, Restricted Stock, Stock Bonuses, Stock Appreciation Rights and Restricted Stock Units. Capitalized terms not defined elsewhere in the Plan are defined in Section 25.
2. SHARES SUBJECT TO THE PLAN.
2.1 Number of Shares Available. Subject to Sections 2.2 and 21 below, one million five hundred thousand (1,500,000) Shares, plus the number of Shares that are reserved, but unallocated, Shares under the previous stock option plans (the “Previous Plans”) on the date of termination of the Previous Plans, are available for grant and issuance under the Plan. In addition, any shares issued under the Previous Plans on the Effective Date (as defined below) that are forfeited or that are issuable upon exercise of options granted pursuant to the Previous Plans that expire without having been exercised in full, will no longer be available for grant and issuance under the Previous Plans but will be available for grant and issuance under this Plan. Shares that are subject to: (a) issuance upon exercise of an Option or SAR granted under this Plan but which cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR; (b) Awards granted under this Plan but are forfeited or are repurchased by the Company at the original issue price; or (c) Awards granted under this Plan that otherwise terminate without Shares being issued, will return to the pool of Shares available for grant and issuance under this Plan. While Shares are subject to any Award other than an Option or a SAR the number of Shares available for issuance under the Plan shall be reduced by four (4) Shares for each such Share. In order that ISOs may be granted under this Plan, no more than seven million five hundred thousand (7,500,000) Shares shall be issued pursuant to the exercise of ISOs. Shares issued pursuant to Awards granted under this Plan may be either authorized but unissued shares or treasury shares. At all times the Company will reserve and keep available a sufficient number of Shares to satisfy the requirements of all outstanding Options and SARs granted under the Plan and all other outstanding but unvested Awards granted under the Plan.
2.2 Adjustment of Shares. If the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, then (a) the number of Shares reserved for issuance and future grant under the Plan set forth in Section 2.1, (b) the Exercise Prices of and number of Shares subject to outstanding Options and SARs, (c) the number of Shares subject to other outstanding Awards, (d) the maximum number of shares that may be issued as ISOs set forth in Section 2.1, and (e) the maximum number of shares that may be issued to an individual in any one calendar year set forth in Section 3, will be proportionately adjusted, subject to any required action by the Board or the shareholders of the Company and compliance with applicable securities laws; provided that fractions of a Share will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded up (down in the case of ISOs) to the nearest whole Share, as determined by the Committee; and provided further that the Exercise Price of any Option may not be decreased to below the par value of the Shares.
3. ELIGIBILITY. ISOs may be granted only to employees (including officers and directors who are also employees) of the Company or of a corporation that is a Parent or Subsidiary. All other Awards may be granted to employees, officers, directors, consultants, independent contractors and advisors of the Company or any Parent or Subsidiary; provided that such consultants, contractors and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. The Committee (or its designee under Section 4.1(c))

1

will from time to time determine and designate among the eligible persons who will be granted one or more Awards under the Plan. A person may be granted more than one Award under the Plan. However, no person will be eligible to receive more than one million (1,000,000) Shares issuable under Awards granted in any calendar year, other than new employees of the Company or of a Parent or Subsidiary (including new employees who are also officers and directors of the Company or any Parent or Subsidiary), who are eligible to receive up to a maximum of two million (2,000,000) issuable under Awards granted in the calendar year in which they commence their employment.
4. ADMINISTRATION.
4.1 Committee Authority. The Plan shall be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of the Plan, the Committee will have full power to implement and carry out the Plan. Without limiting the previous sentence, the Committee will have the authority to:
(a)	construe and interpret the Plan, any Award Agreement and any other agreement or document executed pursuant to the Plan;

(b)	prescribe, amend and rescind rules and regulations relating to the Plan or any Award, including determining the forms and agreements used in connection with the Plan, provided that the Committee may delegate to the President, the Chief Financial Officer or the officer in charge of human resources, in consultation with the Company’s General Counsel, the authority to approve revisions to the forms and agreements used in connection with the Plan that are designed to facilitate Plan administration, and that are not inconsistent with the Plan or with any resolutions of the Committee relating to the Plan;

(c)	select persons to receive Awards; provided that the Committee may delegate (to the extent permitted under applicable corporate law) to one or more Executive Officers (who would also be considered “officers” under applicable corporate law) the authority to grant an Award under the Plan to Participants who are not Insiders;

(d)	determine the terms of Awards;

(e)	determine the number of Shares or other consideration subject to Awards;

(f)	determine whether Awards will be granted singly, in combination, or in tandem with, in replacement of, or as alternatives to, other Awards under the Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary;

(g)	grant waivers of Plan or Award conditions;

(h)	determine the vesting, exercisability, transferability, and payment of Awards;

(i)	correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or any Award Agreement;

(j)	determine whether an Award has been earned;

(k)	amend the Plan; or

(l)	make all other determinations necessary or advisable for the administration of the Plan.
4.2 Committee Interpretation and Discretion. Any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan. Any dispute regarding the

2

interpretation of the Plan or any Award shall be submitted by the Participant or Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and Participant. The Committee may delegate to one or more Executive Officers, the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution shall be final and binding on the Company and Participant.
5. OPTIONS. The Committee may grant Options to Participants and will determine (a) whether the Options will be ISOs or NSOs, (b) the number of Shares subject to the Option, (c) the Exercise Price of the Option, (d) the period during which the Option may be exercised, (e) the exercisibility of the Option and, (f) all other terms and conditions of the Option, subject to the provisions of the Plan.
5.1 Form of Option Grant. Each Option granted under the Plan will be evidenced by a Stock Option Agreement that will expressly identify the Option as an ISO or NSO. The Stock Option Agreement will be substantially in a form and contain such provisions (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan.
5.2 Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant the Option, unless a later date is otherwise specified by the Committee. The Stock Option Agreement, and a copy of the Plan (plus any additional documents required to be delivered under applicable laws), will be delivered to the Participant within a reasonable time after the Option is granted. The Stock Option Agreement, Plan, and other documents may be delivered in any manner (including electronic distribution or posting) that meets applicable legal requirements.
5.3 Exercise Period and Expiration Date. An Option will vest and become exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Stock Option Agreement governing such Option, subject to the provisions of Section 5.6, and subject to Company policies established by the Committee from time to time. The Committee may provide for Options to vest and become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of Shares subject to the Option as the Committee determines; but in no event shall an Option that is granted to an employee who is a non-exempt employee for purposes of overtime pay under the Fair Labor Standards Act of 1938 be exercisable earlier than six (6) months after its date of grant. The Stock Option Agreement shall set forth the Expiration Date; provided that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a Ten Percent Shareholder will be exercisable after the expiration of five (5) years from the date the Option is granted. Options may be exercisable prior to vesting of Shares thereunder, but subject to repurchase pursuant to Section 14 hereof.
An Option may only be exercised by the personal representative of a Participant or an Authorized Transferee or by the person or persons to whom a Participant’s rights under the Option shall pass by such person’s will or by the laws of descent and distribution of the state of such person’s domicile at the time of death, and then only as and to the extent that such person was entitled to exercise the Option on the date of death.
5.4 Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted; provided that (a) the Exercise Price of an ISO will not be less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant and (b) the Exercise Price of any ISO granted to a Ten Percent Shareholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased must be made in accordance with Section 10 of the Plan and the Stock Option Agreement.
5.5 Procedures for Exercise. A Participant or Authorized Transferee may exercise Options by following the procedures established by the Company, as communicated and made available to Participants.
5.6 Termination. Notwithstanding the exercise periods set forth in the Stock Option Agreement, exercise of an Option will always be subject to the following:

3

(a)	If the Participant is Terminated for any reason except Cause, death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable upon the Termination Date and no later than three (3) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any such exercise beyond three (3) months after the Termination Date deemed to be an NSO), but in any event, no later than the Expiration Date of the Options.

(b)	If the Participant is Terminated because of Participant’s death (or the Participant dies within three (3) months after a Termination other than for Cause), then Participant’s Options may be exercised only to the extent that such Options would have been exercisable by Participant on the Termination Date and must be exercised by Participant (or Participant’s legal representative or authorized assignee) no later than twelve (12) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any such exercise beyond twelve (12) months after the Termination Date, deemed to be exercise of an NSO), but in any event no later than the Expiration Date of the Options.

(c)	If the Participant is Terminated because of Participant’s Disability (or the Committee determines that the Participant experiences a Disability within three (3) months after a Termination other than because of Participant’s Disability or for Cause), then Participant’s Options may be exercised only to the extent that such Options would have been exercisable by Participant on the Termination Date and must be exercised by Participant (or Participant’s legal representative or authorized assignee) no later than six (6) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any such exercise beyond twelve (12) months after the Termination Date, deemed to be exercise of an NSO), but in any event no later than the Expiration Date of the Options.

(d)	Notwithstanding the provisions in paragraph 5.6(a) above, if a Participant is terminated for Cause, neither the Participant, the Participant’s estate nor such other person who may then hold the Option shall be entitled to exercise any Option with respect to any Shares whatsoever, after termination of service, whether or not after termination of service the Participant may receive payment from the Company or Subsidiary for vacation pay, for services rendered prior to termination, for services rendered for the day on which termination occurs, for salary in lieu of notice, or for any other benefits. For the purpose of this paragraph, termination of service shall be deemed to occur on the date when the Company dispatches notice or advice to the Participant that his service is terminated.
5.7 Limitations on Exercise. The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option; provided that the minimum number will not prevent a Participant from exercising an Option for the full number of Shares for which it is then exercisable.
5.8 Limitations on ISOs. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under the Plan or under any other incentive stock option plan of the Company or any Parent or Subsidiary) shall not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds $100,000, the Options for the first $100,000 worth of Shares to become exercisable in that calendar year will be ISOs, and the Options for the Shares with a Fair Market Value in excess of $100,000 that become exercisable in that calendar year will be NSOs. If the Code is amended to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit shall be automatically incorporated into the Plan and will apply to any Options granted after the date such amendment takes effect.
5.9 Notice of Disqualifying Dispositions of Shares Acquired on Exercise of an ISO. If a Participant sells or otherwise disposes of any Shares acquired pursuant to the exercise of an ISO on or before the later of (a) the date two years after the Date of Grant, and (b) the date one year after the exercise of the ISO (in either case, a “Disqualifying Disposition”), the Company may require the Participant to immediately notify the Company in writing of such Disqualifying Disposition.

4

5.10 Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor; provided that any such action may not, without the written consent of Participant, impair any of Participant’s rights under any Option previously granted; and provided further that without shareholder approval the modified, extended, renewed or new Option may not have a lower Exercise Price than the outstanding Option. Any outstanding ISO that is modified, extended, renewed or otherwise altered shall be treated in accordance with Section 424(h) of the Code. The Committee may reduce the Exercise Price (but not below the par value for such Shares) of outstanding Options without the consent of Participants affected, by a written notice to them.
5.11 No Disqualification. Notwithstanding any other provision in the Plan, no term of the Plan relating to ISOs will be interpreted, amended or altered, and no discretion or authority granted under the Plan will be exercised, so as to disqualify the Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.
6. RESTRICTED STOCK AWARDS.
6.1 Awards of Restricted Stock. A Restricted Stock Award is an offer by the Company to sell to a Participant Shares that are subject to restrictions (“Restricted Stock”). The Committee will determine to whom an offer will be made, the number of Shares the person may purchase, the Purchase Price, the restrictions under which the Shares will be subject and all other terms and conditions of the Restricted Stock Award, subject to the Plan.
6.2 Restricted Stock Purchase Agreement. All purchases under a Restricted Stock Award will be evidenced by a Restricted Stock Purchase Agreement, which will be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan. A Participant accepts a Restricted Stock Award by signing and delivering to the Company a Restricted Stock Purchase Agreement with full payment of the Purchase Price, within thirty (30) days from the date the Restricted Stock Purchase Agreement was delivered to the Participant. If the Participant does not accept the Restricted Stock Award within thirty (30) days, then the offer of the Restricted Stock Award will terminate, unless the Committee determines otherwise. The Restricted Stock Award, Plan and other documents may be delivered in any manner (including electronic distribution or posting) that meets applicable legal requirements.
6.3 Purchase Price. The Purchase Price for a Restricted Stock Award will be determined by the Committee and, may be less than Fair Market Value (but not less than the par value of the Shares) on the date the Restricted Stock Award is granted. Payment of the Purchase Price must be made in accordance with Section 10 of the Plan and the Restricted Stock Purchase Agreement, and in accordance with any procedures established by the Company, as communicated and made available to Participants.
6.4 Terms of Restricted Stock Awards. Restricted Stock Awards will be subject to such restrictions as the Committee may impose or are required by law. These restrictions may be based on completion of a specified number of years of service with the Company or upon completion of the performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Restricted Stock Purchase Agreement. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the payment for Shares to be purchased under any Restricted Stock Award, the Committee shall determine the extent to which such Restricted Stock Award has been earned. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.
6.5 Termination During Performance Period. Except as may be set forth in the Participant’s Restricted Stock Purchase Agreement, vesting ceases on such Participant’s Termination Date.

5

     7. STOCK BONUS AWARDS.
7.1 Awards of Stock Bonuses. A Stock Bonus Award is an award to an eligible person of Shares (which may consist of Restricted Stock or Restricted Stock Units) for services to be rendered or for past services already rendered to the Company or any Parent or Subsidiary. All Stock Bonus Awards shall be made pursuant to a Stock Bonus Agreement, which shall be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan. No payment will be required for Shares awarded pursuant to a Stock Bonus Award.
7.2 Terms of Stock Bonus Awards. The Committee will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award and any restrictions thereon. These restrictions may be based upon completion of a specified number of years of service with the Company or upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Stock Bonus Agreement. If the Stock Bonus Award is to be earned upon the satisfaction of performance goals, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Stock Bonus Award; (b) select from among the Performance Factors to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the issuance of any Shares or other payment to a Participant pursuant to a Stock Bonus Award, the Committee will determine the extent to which the Stock Bonus Award has been earned. Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee. The Committee may adjust the performance goals applicable to a Stock Bonus Award to take into account changes in law and accounting or tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships.
7.3 Form of Payment to Participant. The Stock Bonus Award will be paid to the Participant currently. Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment, either in a lump sum payment or in installments, all as the Committee determines.
7.4 Termination of Participant. In the event of a Participant’s Termination during a Performance Period or vesting period, for any reason, then such Participant will be entitled to payment (whether in Shares, cash or otherwise) with respect to the Stock Bonus Award only to the extent earned as of the date of Termination in accordance with the Stock Bonus Agreement, unless the Committee determines otherwise.
8. STOCK APPRECIATION RIGHTS.
8.1 Awards of SARs. A Stock Appreciation Right (“SAR”) is an award to an eligible person that may be settled in cash, or Shares (which may consist of Restricted Stock), having a value equal to the value determined by multiplying the difference between the Fair Market Value on the date of exercise over the Exercise Price and the number of Shares with respect to which the SAR is being settled (subject to any maximum number of Shares that may be issuable as specified in a SAR Agreement). The SAR may be granted for services to be rendered or for past services already rendered to the Company, or any Parent or Subsidiary. All SARs shall be made pursuant to a SAR Agreement, which shall be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.
8.2 Terms of SARs. The Committee will determine the terms of each SAR including, without limitation: (a) the number of Shares deemed subject to the SAR; (b) the Exercise Price and the time or times during which the SAR may be settled; (c) the consideration to be distributed on settlement of the SAR; and (d) the effect on each SAR of the Participant’s Termination. The Exercise Price of the SAR will be determined by the Committee when the SAR is granted and, may be less than Fair Market Value (but not less than the par value of the Shares). A SAR may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant’s individual SAR Agreement. If the SAR is being earned upon the satisfaction of performance goals, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each SAR; and (y) select from among the

6

Performance Factors to be used to measure the performance, if any. Prior to settlement of any SAR earned upon the satisfaction of performance goals pursuant to a SAR Agreement, the Committee shall determine the extent to which such SAR has been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different performance goals and other criteria.
8.3 Exercise Period and Expiration Date. A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the SAR Agreement governing such SAR. The SAR Agreement shall set forth the Expiration Date; provided that no SAR will be exercisable after the expiration of ten years from the date the SAR is granted. The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines.
8.4 Form and Timing of Settlement. The portion of a SAR being settled may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee determines, provided that the terms of the SAR and any deferral satisfy the requirements of Section 409A of the Code and any regulations or rulings promulgated by the Internal Revenue Service. Payment may be made in the form of cash or whole Shares or a combination thereof, either in a lump sum payment or in installments, as the Committee determines, provided however, that payment shall always be in a form that satisfies the requirements of Section 409A of the Code.
9. RESTRICTED STOCK UNITS.
9.1 Awards of Restricted Stock Units. A Restricted Stock Unit (“RSU”) is an award to an eligible person covering a number of Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock) for services to be rendered or for past services already rendered to the Company or any Parent or Subsidiary. All RSUs shall be made pursuant to a RSU Agreement, which shall be in substantially a form (which need not be the same for each Participant) that the Committee or an officer of the Company (pursuant to Section 4.1(b)) has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan.
9.2 Terms of RSUs. The Committee will determine the terms of a RSU including, without limitation: (a) the number of Shares deemed subject to the RSU; (b) the time or times during which the RSU may be exercised; (c) the consideration to be distributed on settlement, and the effect on each RSU of the Participant’s Termination. A RSU may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant’s individual RSU Agreement. If the RSU is being earned upon satisfaction of performance goals, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for the RSU; (y) select from among the Performance Factors to be used to measure the performance, if any; and (z) determine the number of Shares deemed subject to the RSU. Prior to settlement of any RSU earned upon the satisfaction of performance goals pursuant to a RSU Agreement, the Committee shall determine the extent to which such SAR has been earned. Performance Periods may overlap and participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee. The Committee may adjust the performance goals applicable to the RSUs to take into account changes in law and accounting and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships.
9.3 Form and Timing of Settlement. The portion of a RSU being settled shall be paid currently. To the extent permissible under law, the Committee may also permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code and any regulations or rulings promulgated by the Internal Revenue Service. Payment may be made in the form of cash or whole Shares or a combination thereof, either in a lump sum payment or in installments, all as the Committee determines.

7

10. PAYMENT FOR SHARE PURCHASES.
10.1 Payment. Payment for Shares purchased pursuant to the Plan may be made by any of the following methods (or any combination of such methods) that are described in the applicable Award Agreement and that are permitted by law:
(a)	in cash (by check);

(b)	by surrender of shares of the Company’s Common Stock that either: (1) were obtained by the Participant or Authorized Transferee in the public market; or (2) if the shares were not obtained in the public market, they have been paid for within the meaning of SEC Rule 144 (and, if the shares were purchased from the Company by use of a promissory note, the note has been fully paid with respect to the shares);

(c)	by tender of property; or

(d)	with respect only to purchases upon exercise of an Option, and provided that a public market for the Company’s stock exists:
(1)	through a “same day sale” commitment from the Participant or Authorized Transferee and an NASD Dealer meeting the requirements of the Company’s “same day sale” procedures and in accordance with law; or

(2)	through a “margin” commitment from Participant or Authorized Transferee and an NASD Dealer meeting the requirements of the Company’s “margin” procedures and in accordance with law.
10.2 Issuance of Shares. Upon payment of the applicable Purchase Price or Exercise Price (or a commitment for payment from the NASD Dealer designated by the Participant or Authorized Transferee in the case of an exercise by means of a “same-day sale” or “margin” commitment) or payment of the par value in cash when payment of the par value is required by applicable law for shares to be validly issued and fully paid, and compliance with other conditions and procedures established by the Company for the purchase of shares, the Company shall issue the Shares registered in the name of Participant or Authorized Transferee (or in the name of the NASD Dealer designated by the Participant or Authorized Transferee in the case of an exercise by means of a “same-day sale” or “margin” commitment) and shall deliver certificates representing the Shares (in physical or electronic form, as appropriate). The Shares may be subject to legends or other restrictions as described in Section 14 of the Plan.
11. WITHHOLDING TAXES.
11.1 Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under the Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate(s) for the Shares. If a payment in satisfaction of an Award is to be made in cash, the payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.
11.2 Stock Withholding. When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may, in its sole discretion, allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of whole Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in accordance with the requirements established by the Committee and be in writing in a form acceptable to the Committee.

8

12. PRIVILEGES OF STOCK OWNERSHIP. No Participant or Authorized Transferee will have any rights as a shareholder of the Company with respect to any Shares until the Shares are issued to the Participant or Authorized Transferee. After Shares are issued to the Participant or Authorized Transferee, the Participant or Authorized Transferee will be a shareholder and have all the rights of a shareholder with respect to the Shares including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if the Shares are Restricted Stock, any new, additional or different securities the Participant or Authorized Transferee may become entitled to receive with respect to the Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided further, that the Participant or Authorized Transferee will have no right to retain such dividends or distributions with respect to Shares that are repurchased at the Participant’s original Exercise Price or Purchase Price pursuant to Section 14.
13. TRANSFERABILITY. No Award and no interest therein, shall be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, and no Award may be made subject to execution, attachment or similar process; provided, however that with the consent of the Committee a Participant may transfer a NSO to an Authorized Transferee. Transfers by the Participant for consideration are prohibited. Without such consent by the Committee, a NSO shall, like all other Awards under the Plan, be exercisable (a) during a Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative; and (b) after Participant’s death, by the legal representative of the Participant’s heirs or legatees.
14. RESTRICTIONS ON SHARES. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award Agreement a right to repurchase all or a portion of a Participant’s Shares that are not “Vested” (as defined in the Award Agreement), following the Participant’s Termination, at any time within ninety days after the later of (a) the Participant’s Termination Date or (b) the date the Participant purchases Shares under the Plan, for cash or cancellation of purchase money indebtedness with respect to Shares, at the Participant’s original Exercise Price or Purchase Price; provided that upon assignment of the right to repurchase, the assignee must pay the Company cash equal to the excess of the Fair Market Value of the Shares over the original Purchase Price.
15. CERTIFICATES. All certificates for Shares or other securities delivered under the Plan (whether in physical or electronic form, as appropriate) will be subject to stock transfer orders, legends and other restrictions that the Committee deems necessary or advisable, including without limitation restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system on which the Shares may be listed.
16. ESCROW. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other transfer instruments approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company, to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates.
17. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award shall not be effective unless the Award is in compliance with all applicable state, federal and foreign securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system on which the Shares may then be listed, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in the Plan, the Company shall have no obligation to issue or deliver certificates for Shares under the Plan prior to (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and/or (b) completion of any registration or other qualification of such shares under any state, federal or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company shall be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state, federal or foreign securities laws, stock exchange or automated quotation system, and the Company shall have no liability for any inability or failure to do so.
18. NO OBLIGATION TO EMPLOY. Nothing in the Plan or any Award granted under the Plan shall confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other

9

relationship with, the Company or any Parent or Subsidiary or limit in any way the right of the Company or any Parent or Subsidiary to terminate Participant’s employment or other relationship at any time, with or without cause.
19. REPRICING, EXCHANGE, BUYOUT OF AWARDS. The repricing of Awards or SARs is permitted with prior shareholder approval (as provided in Section 5.10 above), provided that the terms of the repricing satisfy the requirements of Section 409A of the Code and any regulations or rulings promulgated by the Internal Revenue Service. The Committee may, at any time or from time to time authorize the Company, in the case of an Option or SAR exchange without shareholder approval, and with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any, or all, outstanding Awards. The Committee may at any time buy from a Participant an Option previously granted with payment in cash, Shares or other consideration, based on such terms and conditions as the Committee and the Participant shall agree.
20. CORPORATE TRANSACTIONS.
20.1 Assumption or Replacement of Awards by Successor. In the event of a Corporate Transaction any, or all, outstanding Awards may be assumed or replaced by the successor corporation, which assumption or replacement shall be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to shareholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor corporation, if any, refuses to assume or replace the Awards held by Participants pursuant to a Corporate Transaction, such Awards shall immediately vest as to 50% of the then-unvested Shares subject thereto immediately prior to the consummation of such Corporate Transaction. All Awards that are not assumed as part of a Corporate Transaction shall expire at the closing of such Corporate Transaction unless otherwise determined by the Board.
20.2 Other Treatment of Awards. Subject to any greater rights granted to Participants under Section 20.1, in the event of a Corporate Transaction, any outstanding Awards shall be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation or sale of assets.
20.3 Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (a) granting an Award under the Plan in substitution of such other company’s award, or (b) assuming such award as if it had been granted under the Plan if the terms of such assumed award could be applied to an Award granted under the Plan. Such substitution or assumption shall be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under the Plan if the other company had applied the rules of the Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award shall remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.
21. ADOPTION AND SHAREHOLDER APPROVAL. The Plan was adopted by the Board on March 15, 2006, (the “Adoption Date”) and thereupon took effect subject to obtaining shareholder approval (excluding Shares issued pursuant to this Plan from the determination of whether such approval has been obtained), consistent with applicable laws, within twelve (12) months before or after the Adoption Date (with all Awards rescinded if shareholder approval is not so obtained).
22. TERM OF PLAN/GOVERNING LAW. The Plan will terminate ten years following the earlier of the Adoption Date or the date of its approval by the shareholders of the Company. This Plan and all agreements hereunder shall be governed by and construed in accordance with the laws of the State of Colorado, excluding its laws on conflict of laws.

10

23. AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend the Plan in any respect, including without limitation amendment of any form of Award Agreement or instrument to be executed pursuant to the Plan. Notwithstanding the foregoing, neither the Board nor the Committee shall, without the approval of the shareholders of the Company, amend the Plan in any manner that requires such shareholder approval pursuant to the Code or the regulations promulgated thereunder as such provisions apply to ISO plans, or pursuant to the Exchange Act or any rule promulgated thereunder. In addition, no amendment that is detrimental to a Participant may be made to any outstanding Award without the consent of the Participant.
24. NONEXCLUSIVITY OF THE PLAN; UNFUNDED PLAN. Neither the adoption of the Plan by the Board, the submission of the Plan to the shareholders of the Company for approval, nor any provision of the Plan shall be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock Awards and bonuses otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases. The Plan shall be unfunded. Neither the Company nor the Board shall be required to segregate any assets that may at any time be represented by Awards made pursuant to the Plan. Neither the Company, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan.
25. DEFINITIONS. As used in the Plan, the following terms shall have the following meanings:
(a)	“Authorized Transferee” means the permissible recipient, as authorized by this Plan and the Committee, of an NSO that is transferred during the Participant’s lifetime by the Participant by gift or domestic relations order. For purposes of this definition a “permissible recipient” is: (i) a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the Participant, including any such person with such relationship to the Participant by adoption; (ii) any person (other than a tenant or employee) sharing the Participant’s household; (iii) a trust in which the persons in (i) or (ii) have more than fifty percent of the beneficial interest; (iv) a foundation in which the persons in (i) or (ii) or the Participant control the management of assets; or (v) any other entity in which the person in (i) or (ii) or the Participant own more than fifty percent of the voting interest.

(b)	“Award” means any award under the Plan, including any Option, Restricted Stock, Stock Bonus, Stock Appreciation Right or Restricted Stock Unit.

(c)	“Award Agreement” means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

(d)	“Board” means the Board of Directors of the Company.

(e)	“Cause” means termination of the Participant’s employment on the basis of the Participant’s conviction (or a plea of nolo contendere) of fraud, misappropriation, embezzlement or any other act or acts of dishonesty constituting a felony and resulting or intended to result directly or indirectly in a substantial gain or personal enrichment to the Participant at the expense of the Company or any Subsidiary.

(f)	“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

(g)	“Committee” means the Compensation Committee of the Board or such other committee appointed by the Board to administer the Plan, or if no committee is appointed, the Board. Each member of the Committee shall be (i) a “non-employee director” for purposes of Section 16 and Rule 16b-3 of the Exchange Act, and (ii) an “outside director” for purposes of Section 162(m) of the Code, unless the Board has fewer than two such outside directors.

(h)	“Company” means SpectraLink Corporation, a corporation organized under the laws of the State of Delaware, or any successor corporation.

11

(i) “Corporate Transaction” means:
(1)	any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) who, by the acquisition or aggregation of securities, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote on elections of directors (the “Base Capital Stock”); except that any change in the relative beneficial ownership of the Company’s securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person’s ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person’s beneficial ownership of any securities of the Company; or

(2)	the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (A) the continuing or surviving entity and (B) any direct or indirect parent corporation of such continuing or surviving entity; or

(3)	following the Adoption Date, a change in the composition of the Board, as a result of which the individuals who, upon the Adoption Date, constitute the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Adoption Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such an individual were a member of the Incumbent Board; or

(4)	the sale, transfer or other disposition of all or substantially all of the Company’s assets (including a dissolution of the Company).
Notwithstanding the foregoing, a transaction shall not constitute a Corporate Transaction if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction, and a Corporate Transaction shall not be deemed to occur from the occurrence of an initial public offering of Company common stock to the general investing public.
(j)	“Disability” means a disability, whether temporary or permanent, partial or total, as determined by the Committee (and within the meaning of Section 22(e)(3) of the Code with respect to ISOs).

(k)	“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

(l)	“Executive Officer” means a person who is an “executive officer” of the Company as defined in Rule 3b-7 promulgated under the Exchange Act.

(m)	“Exercise Price” means the price at which a Participant who holds an Option or SAR may purchase the Shares issuable upon exercise of the Option or SAR.

(n)	“Expiration Date” means the last date on which an Option or SAR may be exercised as determined by the Committee.

12

(o)	“Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:
(1)	if such Common Stock is then quoted on the NASDAQ National Market, its closing price on the NASDAQ National Market on such date;

(2)	if such Common Stock is publicly traded and is then listed on a national securities exchange, the last reported sale price on such date or, if no such reported sale takes place on such date, the average of the closing bid and asked prices on the principal national securities exchange on which the Common Stock is listed or admitted to trading;

(3)	if such Common Stock is publicly traded but is not quoted on the NASDAQ National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on such date, as reported by The Wall Street Journal, for the over-the-counter market; or

(4)	if none of the foregoing is applicable, by the Board of Directors in good faith.
(p)	“Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.

(q)	“ISO” means an Incentive Stock Option within the meaning of Section 422 of the Code.

(r)	“NASD Dealer” means broker-dealer that is a member of the National Association of Securities Dealers, Inc.

(s)	“NSO” means a nonqualified stock option that does not qualify as an ISO.

(t)	“Option” means an Award pursuant to Section 5 of the Plan.

(u)	“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if at the time of the granting of an Award under the Plan, each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain or such lesser percentage as determined by the Committee.

(v)	“Participant” means a person who receives an Award under the Plan.

(w)	“Performance Factors” means the factors selected by the Committee from among the following measures (whether or not in comparison to other peer companies) to determine whether the performance goals established by the Committee and applicable to Awards have been satisfied:
(1)	Net revenue and/or net revenue growth;

(2)	Earnings per share and/or earnings per share growth;

(3)	Earnings before income taxes and amortization and/or earnings before income taxes and amortization growth;

(4)	Operating income and/or operating income growth;

(5)	Net income and/or net income growth;

(6)	Total shareholder return and/or total shareholder return growth;

13

(7)	Return on equity;

(8)	Operating cash flow return on income;

(9)	Adjusted operating cash flow return on income;

(10)	Economic value added;

(11)	Individual business objectives; and

(12)	Company specific operational metrics.
(x)	“Performance Period” means the period of service determined by the Committee, not to exceed ten years, during which years of service or performance is to be measured for the Award.

(y)	“Plan” means this SpectraLink Corporation 2006 Equity Incentive Plan, as amended from time to time.

(z)	“Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option.

(aa)	“Restricted Stock Award” means an award of Shares pursuant to Section 6 of the Plan.

(bb)	“Restricted Stock Purchase Agreement” means an agreement evidencing a Restricted Stock Award granted pursuant to Section 6 of the Plan.

(cc)	“Restricted Stock Unit” means an Award granted pursuant to Section 9 of the Plan.

(dd)	“RSU Agreement” means an agreement evidencing a Restricted Stock Unit Award granted pursuant to Section 9 of the Plan.

(ee)	“SAR Agreement” means an agreement evidencing a Stock Appreciation Right granted pursuant to Section 8 of the Plan.

(ff)	“SEC” means the Securities and Exchange Commission.

(gg)	“Securities Act” means the Securities Act of 1933, as amended, and the regulations promulgated thereunder.

(hh)	“Shares” means shares of the Company’s Common Stock $0.01 par value, reserved for issuance under the Plan, as adjusted pursuant to Sections 2 and 21, and any successor security.

(ii)	“Stock Appreciation Right” means an Award granted pursuant to Section 8 of the Plan.

(jj)	“Stock Bonus” means an Award granted pursuant to Section 7 of the Plan.

(kk)	“Stock Bonus Agreement” means an agreement evidencing a Stock Bonus Award granted pursuant to Section 7 of the Plan.

(ll)	“Stock Option Agreement” means the agreement which evidences a Stock Option, granted pursuant to Section 5 of the Plan.

(mm)	“Subsidiary” means any entity directly or indirectly controlled by the Company, as determined by the Committee.

14

(nn)	“Ten Percent Shareholder” means any person who directly or by attribution owns more than ten percent of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary.

(oo)	“Termination” or “Terminated” means, for purposes of the Plan with respect to a Participant, that the Participant has ceased to provide services as an employee, director, consultant, independent contractor or adviser, to the Company or a Parent or Subsidiary; provided that a Participant shall not be deemed to be Terminated if the Participant is on a leave of absence approved by the Committee or by an officer of the Company designated by the Committee; and provided further, that during any approved leave of absence, vesting of Awards shall be suspended or continue in accordance with guidelines established from time to time by the Committee. Subject to the foregoing, the Committee shall have sole discretion to determine whether a Participant has ceased to provide services and the date on which the Participant ceased to provide services (the “Termination Date”).

15

Exhibit B
SpectraLink Corporation
2006 Employee Stock Purchase Plan
Adopted by the Board of Directors: March 15, 2006
Approved by the Shareholders:                     , 2006
1. Establishment of Plan. SpectraLink Corporation, a Delaware corporation (the “Company”) proposes to grant options for purchase of the Company’s Common Stock to eligible employees of the Company and its Participating Corporations (as hereinafter defined) pursuant to this Employee Stock Purchase Plan (this “Plan”). For purposes of this Plan, “Parent” and “Subsidiary” shall have the same meanings as “parent corporation” and “subsidiary corporation” in Sections 424(e) and 424(f), respectively, of the Internal Revenue Code of 1986, as amended (the “Code”). “Participating Corporations” are the Company and any Parents or Subsidiaries that the Board of Directors of the Company (the “Board”) designates from time to time as corporations that shall participate in this Plan. The Company intends this Plan to qualify as an “employee stock purchase plan” under Section 423 of the Code (including any amendments to or replacements of such Section), and this Plan shall be so construed. Any term not expressly defined in this Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. A total of five hundred thousand (500,000) shares of the Company’s Common Stock, plus the number of shares of the Company’s Common Stock that are reserved, but unissued, under the Company’s Employee Stock Purchase Plan (the “Prior ESPP”) on the date of termination of the Prior ESPP, is reserved for issuance under either of this Plan and the Company’s 2006 International Employee Stock Purchase Plan (the “Global Plan”).
2. Purpose. The purpose of this Plan is to provide eligible employees of the Company and Participating Corporations with a convenient means of acquiring an equity interest in the Company through payroll deductions, to enhance such employees’ sense of participation in the affairs of the Company and Participating Corporations, and to provide an incentive for continued employment.
3. Administration. This Plan shall be administered by the Compensation Committee of the Board (the "Committee”). Subject to the provisions of this Plan and the limitations of Section 423 of the Code or any successor provision in the Code, all questions of interpretation or application of this Plan shall be determined by the Committee and its decisions shall be final and binding upon all participants. Members of the Committee shall receive no compensation for their services in connection with the administration of this Plan, other than standard fees as established from time to time by the Board for services rendered by Board members serving on Board committees. All expenses incurred in connection with the administration of this Plan shall be paid by the Company.
4. Eligibility. Any employee of the Company or the Participating Corporations is eligible to participate in an Offering Period (as hereinafter defined) under this Plan except the following:
(a)	employees who are not employed by the Company or a Participating Corporation prior to the beginning of such Offering Period or prior to such other time period as specified by the Committee;

(b)	employees who are customarily employed for twenty (20) hours or less per week;

(c)	employees who are customarily employed for five (5) months or less in a calendar year;

(d)	employees who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code, own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Participating Corporations or who, as a result of being granted an option under this Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Participating Corporations; and

1

(e)	individuals who provide services to the Company or any of its Participating Corporations as independent contractors who are reclassified as common law employees for any reason except for federal income and employment tax purposes.
5. Offering Dates. The offering periods of this Plan (each, an “Offering Period”) shall be of six (6) months duration, commencing on March 16 and September 16 of each year and respectively ending on September 15 (excluding September 15, 2006) and March 15 of each year; provided, however, that the first such Offering Period shall commence on August 16, 2006 and end on March 15, 2007. The first business day of each Offering Period is referred to as the “Offering Date”. The last business day of each Offering Period is referred to as the “Purchase Date”. The Committee shall have the power to change the Offering Dates, the Purchase Dates and the duration of Offering Periods without shareholder approval if such change is announced prior to the relevant Offering Period or prior to such other time period as specified by the Committee.
6. Participation in this Plan. Eligible employees may become participants in an Offering Period under this Plan on the Offering Date after satisfying the eligibility requirements by delivering a subscription agreement to the Company prior to such Offering Date, or such other time period as specified by the Committee. An eligible employee who does not deliver a subscription agreement to the Company after becoming eligible to participate in an Offering Period shall not participate in that Offering Period or any subsequent Offering Period unless such employee enrolls in this Plan by filing a subscription agreement with the Company prior to such Offering Period, or such other time period as specified by the Committee. Once an employee becomes a participant in an Offering Period by filing a subscription agreement, such employee will automatically participate in the Offering Period commencing immediately following the last day of the prior Offering Period unless the employee withdraws or is deemed to withdraw from this Plan or terminates further participation in the Offering Period as set forth in Section 11 below. Such participant is not required to file any additional subscription agreement in order to continue participation in this Plan.
7. Grant of Option on Enrollment. Enrollment by an eligible employee in this Plan with respect to an Offering Period will constitute the grant (as of a given Offering Date) by the Company to such employee of an option to purchase on the Purchase Date up to that number of shares of Common Stock of the Company determined by a fraction, the numerator of which is the amount accumulated in such employee’s payroll deduction account during such Offering Period and the denominator of which is the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Offering Date (but in no event less than the par value of a share of the Company’s Common Stock), or (ii) eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Purchase Date (but in no event less than the par value of a share of the Company’s Common Stock), provided, however, that the number of shares of the Company’s Common Stock subject to any option granted pursuant to this Plan shall not exceed the lesser of (x) the maximum number of shares set by the Committee pursuant to Section 10(c) below with respect to the applicable Purchase Date, or (y) the maximum number of shares which may be purchased pursuant to Section 10(b) below with respect to the applicable Purchase Date. The fair market value of a share of the Company’s Common Stock shall be determined as provided in Section 8 below.
8. Purchase Price. The purchase price per share at which a share of Common Stock will be sold in any Offering Period shall be eighty-five percent (85%) of the lesser of:
(a)	The fair market value on the Offering Date; or

(b)	The fair market value on the Purchase Date.
The term “fair market value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:
(a)	if such Common Stock is then quoted on the Nasdaq National Market, its closing price on the Nasdaq National Market on the date of determination as reported in The Wall Street Journal;

2

(b)	if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal; or

(c)	if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal.
9. Payment Of Purchase Price; Changes In Payroll Deductions; Issuance Of Shares.
(a)	The purchase price of the shares is accumulated by regular payroll deductions made during each Offering Period. The deductions are made as a percentage of the participant’s compensation in one percent (1%) increments not less than one percent (1%), nor greater than ten percent (10%) or such lower limit set by the Committee. Compensation shall mean base salary, wages (including shift premiums and overtime) and commissions, but excluding payments for bonuses, other special payments, and other marketing incentive payments. Payroll deductions shall commence on the first payday of the Offering Period and shall continue to the last payday immediately prior to the end of the Offering Period unless sooner altered or terminated as provided in this Plan.

(b)	A participant may decrease (but not increase) the rate of payroll deductions during an Offering Period by filing with the Company a new authorization for payroll deductions, in which case the new rate shall become effective for the next payroll period commencing after the Company’s receipt of the authorization and shall continue for the remainder of the Offering Period unless changed as described below. Such change in the rate of payroll deductions may be made at any time during an Offering Period, but not more than one (1) change may be made effective during any Offering Period. A participant may increase or decrease the rate of payroll deductions for any subsequent Offering Period by filing with the Company a new authorization for payroll deductions prior to the beginning of such Offering Period, or such other time period as specified by the Committee.

(c)	A participant may reduce his or her payroll deduction percentage to zero during an Offering Period by filing with the Company a request for cessation of payroll deductions. Such reduction shall be treated as a withdrawal from the Plan. Payroll deductions credited to the participant’s account prior to the effective date of the request shall be refunded to the participant and shall not be used to purchase shares of Common Stock of the Company. A participant may not resume making payroll deductions during the Offering Period in which he or she reduced his or her payroll deductions to zero.

(d)	All payroll deductions made for a participant are credited to his or her account under this Plan and are deposited with the general funds of the Company. No interest accrues on the payroll deductions. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

(e)	On each Purchase Date, so long as this Plan remains in effect and provided that the participant has not either (i) terminated participation pursuant to Section 9(c) above, or (ii) terminated participation pursuant to Section 11, then the Company shall apply the funds then in the participant’s account to the purchase of whole shares of Common Stock reserved under the option granted to such participant with respect to the Offering Period to the extent that such option is exercisable on the Purchase Date. The purchase price per share shall be as specified in Section 8 of this Plan. Any cash remaining in a participant’s account after such purchase of shares shall be refunded to such participant in cash, without interest; provided, however that any amount remaining in such participant’s account on a Purchase Date which is less than the amount necessary to purchase a full share of the Company shall be carried forward, without interest, into the next Offering Period. In the event that this Plan has been oversubscribed, all funds not used to purchase shares on the Purchase Date shall be returned to the participant, without interest. No Common Stock shall be purchased on a Purchase Date on behalf of any employee whose participation in this Plan has terminated prior to such Purchase Date.

3

(f)	As promptly as practicable after the Purchase Date, the Company shall issue shares for the participant’s benefit representing the shares purchased upon exercise of his or her option.

(g)	During a participant’s lifetime, his or her option to purchase shares hereunder is exercisable only by him or her. The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.
10. Limitations on Shares to be Purchased.
(a)	No participant shall be entitled to purchase stock under this Plan at a rate which, when aggregated with such participant’s rights to purchase stock under all other employee stock purchase plans of the Company or any Subsidiary, exceeds $25,000 in fair market value, determined as of the Offering Date (or such other limit as may be imposed by the Code) for each calendar year in which such right is outstanding. The Company shall automatically take such steps (including, without limitation, suspension of the payroll deductions of such participant) as are necessary or desirable to enforce such limit.

(b)	The Committee may, in its sole discretion, set a new maximum number of shares which may be purchased by any employee at any single Purchase Date (hereinafter the “Maximum Share Amount”), which shall then be the Maximum Share Amount for subsequent Offering Periods. If a new Maximum Share Amount is set, then all participants must be notified of such Maximum Share Amount prior to the commencement of the next Offering Period for which it is to be effective. The Maximum Share Amount shall continue to apply with respect to all succeeding Purchase Dates and Offering Periods unless revised by the Committee as set forth above.

(c)	If the number of shares to be purchased on a Purchase Date by all employees participating in this Plan and the Global Plan exceeds the available number of shares, then the Company will make a pro rata allocation of the remaining shares in as uniform a manner as shall be reasonably practicable and as the Committee shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares to be purchased under a participant’s option to each participant affected.

(d)	Any payroll deductions accumulated in a participant’s account which are not used to purchase stock due to the limitations in this Section 10 shall be returned to the participant as soon as practicable after the end of the applicable Offering Period, without interest.
11. Withdrawal.
(a)	Each participant may withdraw from an Offering Period under this Plan by signing and delivering to the Company a written notice to that effect on a form provided for such purpose. Such withdrawal may be elected at any time prior to the end of an Offering Period, or such other time period as specified by the Committee.

(b)	Upon withdrawal from this Plan, the accumulated payroll deductions shall be returned to the withdrawn participant, without interest, and his or her interest in this Plan shall terminate. In the event a participant voluntarily elects to withdraw from this Plan, he or she may not resume his or her participation in this Plan during the same Offering Period, but he or she may participate in any Offering Period under this Plan which commences on a date subsequent to such withdrawal by filing a new subscription agreement in the same manner as set forth in Section 6 above for initial participation in this Plan.
12. Termination of Employment. Termination of a participant’s employment for any reason, including retirement, death or the failure of a participant to remain an eligible employee of the Company or of a Participating Corporation, immediately terminates his or her participation in this Plan. In such event, the payroll deductions credited to the participant’s account will be returned to him or her or, in the case of his or her death, to his or her legal representative, without interest. For purposes of this Section 12, an employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company or of a Participating

4

Corporation in the case of sick leave, military leave, or any other leave of absence approved by the Company; provided that (i) such leave is for a period of not more than ninety (90) days or (ii) reemployment upon the expiration of such leave is guaranteed by contract or statute.
13. Return of Payroll Deductions. In the event a participant’s interest in this Plan is terminated by withdrawal, termination of employment or otherwise, or in the event this Plan is terminated by the Board, the Company shall deliver to the participant all payroll deductions credited to such participant’s account under the Plan. No interest shall accrue on the payroll deductions of a participant in this Plan.
14. Capital Changes.
(a)	Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each option under this Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under this Plan but have not yet been placed under option (collectively, the “Reserves”), as well as the price per share of Common Stock covered by each option under this Plan which has not yet been exercised, and the Maximum Share Amount, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock of the Company resulting from a stock split or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of issued and outstanding shares of Common Stock effected without receipt of any consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the Committee, whose determination shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

(b)	In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. The Committee may, in the exercise of its sole discretion in such instances, declare that this Plan shall terminate as of a date fixed by the Committee and give each participant the right to purchase shares under this Plan prior to such termination.

(c)	In the event of (i) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the shareholders of the Company or their relative stock holdings and the options under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all participants), (ii) a merger in which the Company is the surviving corporation but after which the shareholders of the Company immediately prior to such merger (other than any shareholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, (iii) the sale of all or substantially all of the assets of the Company or (iv) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction, the Plan will terminate upon the effective date of such transaction and any funds in a Participant’s account as of such date will be used to purchase shares of the Company on such date, unless otherwise provided by the Committee.

(d)	The Committee may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, or in the event of the Company being consolidated with or merged into any other corporation.
15. Nonassignability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under this Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 22 below)

5

by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be void and without effect.
16. Reports. Individual accounts will be maintained for each participant in this Plan. Each participant shall receive promptly after the end of each Offering Period a report of his or her account setting forth the total payroll deductions accumulated, the number of shares purchased, the per share price thereof and the remaining cash balance, if any, carried forward to the next Offering Period.
17. Notice of Disposition. Each participant shall notify the Company in writing if the participant disposes of any of the shares purchased in any Offering Period pursuant to this Plan if such disposition occurs within two (2) years from the Offering Date or within one (1) year from the Purchase Date on which such shares were purchased (the “Notice Period”). The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing shares acquired pursuant to this Plan requesting the Company’s transfer agent to notify the Company of any transfer of the shares. The obligation of each participant to provide such notice shall exist notwithstanding whether or not any legend is actually placed on the certificates.
18. No Rights to Continued Employment. Neither this Plan nor the grant of any option hereunder shall confer any right on any employee to remain in the employ of the Company or any Participating Corporation, or restrict the right of the Company or any Participating Corporation to terminate such employee’s employment.
19. Equal Rights And Privileges. All eligible employees shall have equal rights and privileges with respect to this Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of this Plan which is inconsistent with Section 423 or any successor provision of the Code shall, without further act or amendment by the Company, the Committee or the Board, be reformed to comply with the requirements of Section 423. This Section 19 shall take precedence over all other provisions in this Plan.
20. Notices. All notices or other communications by a participant to the Company under or in connection with this Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
21. Term; Shareholder Approval. This Plan shall become effective on August 16, 2006. This Plan shall be approved by the shareholders of the Company, in any manner permitted by applicable corporate law, within twelve (12) months before or after the date this Plan is adopted by the Board. No purchase of shares pursuant to this Plan shall occur prior to such shareholder approval. This Plan shall continue until the earlier to occur of (a) termination of this Plan by the Board (which termination may be effected by the Board at any time), (b) issuance of all of the shares of Common Stock reserved for issuance under this Plan, or (c) September 15, 2016.
22. Designation of Beneficiary.
(a)	A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under this Plan in the event of such participant’s death subsequent to the end of an Offering Period but prior to delivery to him of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under this Plan in the event of such participant’s death prior to a Purchase Date.

(b)	Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under this Plan who is living at the time of such participant’s death, the Company shall deliver such shares or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

6

23. Conditions Upon Issuance of Shares; Limitation on Sale of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.
24. Applicable Law. The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of Colorado.
25. Amendment or Termination of this Plan. The Board may at any time amend, terminate or extend the term of this Plan, except that any such termination cannot affect options previously granted under this Plan other than to advance the final Purchase Date under any Offering Period, nor may any amendment make any change in an option previously granted which would adversely affect the right of any participant, nor may any amendment be made without approval of the shareholders of the Company obtained in accordance with Section 21 above within twelve (12) months of the adoption of such amendment (or earlier if required by Section 21) if such amendment would:
(a)	increase the number of shares that may be issued under this Plan; or

(b)	change the designation of the employees (or class of employees) eligible for participation in this Plan; or

(c)	extend the term of the Plan.
Notwithstanding the foregoing, the Board may make such amendments to the Plan (including, without limitation, termination of the Plan and any Offering Period) as the Board determines to be advisable, if the continuation of the Plan or any Offering Period would result in financial accounting treatment for the Plan that is different from the financial accounting treatment in effect on the date this Plan is adopted by the Board.

7

SpectraLink Corporation
2006 International Employee Stock Purchase Plan
Adopted by the Board of Directors: March 15, 2006
Approved by the Shareholders:                     , 2006
1. Establishment of Plan. SpectraLink Corporation, a Delaware corporation (the “Company”) proposes to grant options for purchase of the Company’s Common Stock to eligible employees of the Company and its Participating Employers (as hereinafter defined) pursuant to this International Employee Stock Purchase Plan (this “Plan”). For purposes of this Plan, “Parent” and “Subsidiary” shall have the same meanings as “parent corporation” and “subsidiary corporation” in Sections 424(e) and 424(f), respectively, of the Internal Revenue Code of 1986, as amended (the “Code”). “Participating Employers” are the Company and any Parents or Subsidiaries and any business, corporation, partnership, limited liability company or other entity in which the Company or a Parent or a Subsidiary holds a substantial ownership interest, directly or indirectly, whose employees the Company’s Board of Directors (the “Board”) designates from time to time as being eligible to participate in this Plan. A total of five hundred thousand (500,000) shares of the Company’s Common Stock, plus the number of shares of the Company’s Common Stock that are reserved, but unissued, under the Company’s Employee Stock Purchase Plan (the “Prior ESPP”) on the date of termination of the Prior ESPP, is reserved for issuance under either of this Plan and the Company’s 2006 Employee Stock Purchase Plan (the “US Plan”).
2. Purpose. The purpose of this Plan is to provide eligible employees of the Company and Participating Employers with a convenient means of acquiring an equity interest in the Company, to enhance such employees’ sense of participation in the affairs of the Company and Participating Employers, and to provide an incentive for continued employment.
3. Administration. This Plan shall be administered by the Compensation Committee of the Board (the "Committee”). Subject to the provisions of this Plan, all questions of interpretation or application of this Plan shall be determined by the Committee and its decisions shall be final and binding upon all participants. Members of the Committee shall receive no compensation for their services in connection with the administration of this Plan, other than standard fees as established from time to time by the Board for services rendered by Board members serving on Board committees. All expenses incurred in connection with the administration of this Plan shall be paid by the Company.
4. Eligibility. Any employee of the Company, or the Participating Employers, who is employed by the Company or Participating Employer outside the United States of America is eligible to participate in an Offering Period (as hereinafter defined) under this Plan except the following:
(a)	employees who are not employed by the Company or a Participating Employer prior to the beginning of such Offering Period or prior to such other time period as specified by the Committee;

(b)	employees who are participating in the US Plan;

(c)	employees who are designated, for any reason, as being ineligible by the Board or Committee or who are prohibited from participation by applicable law; and

(d)	individuals who provide services to the Company or any of its Participating Employers as independent contractors who are reclassified as common law employees for any reason except for applicable labor laws.
5. Offering Dates. The offering periods of this Plan (each, an “Offering Period”) shall be of six (6) months duration, commencing on March 16 and September 16 of each year and respectively ending on September 15 (excluding September 15, 2006) and March 15 of each year; provided, however, that the first such Offering Period shall commence on August 16, 2006 and end on March 15, 2007. The first business day of each Offering Period is referred to as the “Offering Date”. The last business day of each Offering Period is referred to as the “Purchase Date”. The Committee shall have the power to change the Offering Dates, the Purchase Dates and the duration of Offering Periods without shareholder approval if such change is announced prior to the relevant Offering Period or prior to such other time period as specified by the Committee.

8

6. Participation in this Plan. Eligible employees may become participants in an Offering Period under this Plan on the Offering Date after satisfying the eligibility requirements by delivering a subscription agreement to the Company prior to such Offering Date, or such other time period as specified by the Committee. An eligible employee who does not deliver a subscription agreement to the Company after becoming eligible to participate in an Offering Period shall not participate in that Offering Period or any subsequent Offering Period unless such employee enrolls in this Plan by filing a subscription agreement with the Company prior to such Offering Period, or such other time period as specified by the Committee. Once an employee becomes a participant in an Offering Period by filing a subscription agreement, such employee will automatically participate in the Offering Period commencing immediately following the last day of the prior Offering Period unless the employee withdraws or is deemed to withdraw from this Plan or terminates further participation in the Offering Period as set forth in Section 11 below. Such participant is not required to file any additional subscription agreement in order to continue participation in this Plan.
7. Grant of Option on Enrollment. Enrollment by an eligible employee in this Plan with respect to an Offering Period will constitute the grant (as of a given Offering Date) by the Company to such employee of an option to purchase on the Purchase Date up to that number of shares of Common Stock of the Company determined by a fraction, the numerator of which is the amount accumulated in such employee’s account during such Offering Period and the denominator of which is the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Offering Date (but in no event less than the par value of a share of the Company’s Common Stock), or (ii) eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Purchase Date (but in no event less than the par value of a share of the Company’s Common Stock), provided, however, that the number of shares of the Company’s Common Stock subject to any option granted pursuant to this Plan shall not exceed the lesser of (x) the maximum number of shares set by the Committee pursuant to Section 10(c) below with respect to the applicable Purchase Date, or (y) the maximum number of shares which may be purchased pursuant to Section 10(b) below with respect to the applicable Purchase Date. The fair market value of a share of the Company’s Common Stock shall be determined as provided in Section 8 below.
8. Purchase Price. The purchase price per share at which a share of Common Stock will be sold in any Offering Period shall be eighty-five percent (85%) of the lesser of:
(a)	The fair market value on the Offering Date; or

(b)	The fair market value on the Purchase Date.

The term “fair market value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(a)	if such Common Stock is then quoted on the Nasdaq National Market, its closing price on the Nasdaq National Market on the date of determination as reported in The Wall Street Journal;

(b)	if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal; or

(c)	if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal.
9. Payment Of Purchase Price; Issuance Of Shares.
(a)	Except where prohibited by applicable law, or administratively inconvenient in the determination of the Company, the purchase price of the shares is accumulated by regular payroll deductions made during each Offering Period, unless otherwise provided by the Company, and on such terms as the Company shall determine or may be required by applicable law. Where payroll deduction is prohibited by applicable law, the Board or Committee shall provide another method for payment of the purchase price

9

of the shares with such terms and conditions as shall be administratively convenient and comply with applicable law.
(b)	Payroll deduction elections are made as a percentage of the participant’s compensation in one percent (1%) increments not less than one percent (1%), nor greater than ten percent (10%) or such lower limit set by the Committee. Compensation shall mean base salary, wages (including shift premiums and overtime) and commissions, but excluding payments for bonuses, other special payments, and other marketing incentive payments except when otherwise required by applicable law or otherwise determined by the Company. Payroll deductions shall commence on the first payday of the Offering Period and shall continue to the last payday immediately prior to the end of the Offering Period unless sooner altered or terminated as provided in this Plan.

(c)	A participant may decrease (but not increase) the rate of payroll deductions during an Offering Period by filing with the Company a new authorization for payroll deductions, in which case the new rate shall become effective for the next payroll period commencing after the Company’s receipt of the authorization and shall continue for the remainder of the Offering Period unless changed as described below. Such change in the rate of payroll deductions may be made at any time during an Offering Period, but not more than one (1) change may be made effective during any Offering Period. A participant may increase or decrease the rate of payroll deductions for any subsequent Offering Period by filing with the Company a new authorization for payroll deductions prior to the beginning of such Offering Period, or such other time period as specified by the Committee.

(d)	A participant may reduce his or her payroll deduction percentage to zero during an Offering Period by filing with the Company a request for cessation of payroll deductions. Such reduction shall be treated as a withdrawal from the Plan. Payroll deductions credited to the participant’s account prior to the effective date of the request shall be refunded to the participant and shall not be used to purchase shares of Common Stock of the Company. A participant may not resume making payroll deductions during the Offering Period in which he or she reduced his or her payroll deductions to zero.

(e)	All payroll deductions made for a participant are credited to his or her account under this Plan and are deposited with the general funds of the Company unless prohibited by applicable law. No interest accrues on the payroll deductions except when required by applicable law. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions other than in compliance with applicable law.

(f)	On each Purchase Date, so long as this Plan remains in effect and provided that the participant has not either (i) terminated participation pursuant to Section 9(d) above, or (ii) terminated participation pursuant to Section 11, then the Company shall apply the funds then in the participant’s account to the purchase of whole shares of Common Stock reserved under the option granted to such participant with respect to the Offering Period to the extent that such option is exercisable on the Purchase Date. The purchase price per share shall be as specified in Section 8 of this Plan. Any cash remaining in a participant’s account after such purchase of shares shall be refunded to such participant in cash, without interest; provided, however that any amount remaining in such participant’s account on a Purchase Date which is less than the amount necessary to purchase a full share of the Company shall be carried forward, without interest, into the next Offering Period if permitted by applicable law. In the event that this Plan has been oversubscribed, all funds not used to purchase shares on the Purchase Date shall be returned to the participant, without interest if permitted by applicable law. Unless prohibited by applicable law no Common Stock shall be purchased on a Purchase Date on behalf of any employee whose participation in this Plan has terminated prior to such Purchase Date.

(g)	As promptly as practicable after the Purchase Date, the Company shall issue shares for the participant’s benefit representing the shares purchased upon exercise of his or her option.

10

(h)	During a participant’s lifetime, his or her option to purchase shares hereunder is exercisable only by him or her. The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.
10. Limitations on Shares to be Purchased.
(a)	No participant shall be entitled to purchase stock under this Plan at a rate which, when aggregated with such participant’s rights to purchase stock under all other employee stock purchase plans of the Company or any Subsidiary, exceeds $25,000 in fair market value, determined as of the Offering Date (or such other limit as may be imposed by the Code) for each calendar year in which such right is outstanding. The Company shall automatically take such steps (including, without limitation, suspension of the payroll deductions of such participant) as are necessary or desirable to enforce such limit.

(b)	The Committee may, in its sole discretion, set a new maximum number of shares which may be purchased by any employee at any single Purchase Date (hereinafter the “Maximum Share Amount”), which shall then be the Maximum Share Amount for subsequent Offering Periods. If a new Maximum Share Amount is set, then all participants must be notified of such Maximum Share Amount prior to the commencement of the next Offering Period for which it is to be effective. The Maximum Share Amount shall continue to apply with respect to all succeeding Purchase Dates and Offering Periods unless revised by the Committee as set forth above.

(c)	If the number of shares to be purchased on a Purchase Date by all employees participating in this Plan and the US Plan exceeds the available number of shares, then the Company will make a pro rata allocation of the remaining shares in as uniform a manner as shall be reasonably practicable and as the Committee shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares to be purchased under a participant’s option to each participant affected.

(d)	Any payroll deductions accumulated in a participant’s account which are not used to purchase stock due to the limitations in this Section 10 shall be returned to the participant as soon as practicable after the end of the applicable Offering Period, without interest if permitted by applicable law.
11. Withdrawal.
(a)	Each participant may withdraw from an Offering Period under this Plan by signing and delivering to the Company a written notice to that effect on a form provided for such purpose. Such withdrawal may be elected at any time prior to the end of an Offering Period, or such other time period as specified by the Committee.

(b)	Upon withdrawal from this Plan, any funds then held by the Company shall be returned to the withdrawn participant, without interest if permitted by applicable law, and his or her interest in this Plan shall terminate. In the event a participant voluntarily elects to withdraw from this Plan, he or she may not resume his or her participation in this Plan during the same Offering Period, but he or she may participate in any Offering Period under this Plan which commences on a date subsequent to such withdrawal by filing a new subscription agreement in the same manner as set forth in Section 6 above for initial participation in this Plan.
12. Termination of Employment. Termination of a participant’s employment for any reason, including retirement, death or the failure of a participant to remain an eligible employee of the Company or of a Participating Employer, immediately terminates his or her participation in this Plan. In such event, any funds then held by the Company and credited to the participant’s account will be returned to him or her or, in the case of his or her death, to his or her legal representative, without interest if permitted by applicable law. For purposes of this Section 12, an employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company or of a Participating Employer in the case of sick leave, military leave, or any other leave of absence

11

approved by the Company; provided that (i) such leave is for a period of not more than ninety (90) days or (ii) reemployment upon the expiration of such leave is guaranteed by contract or statute.
13. Return of Payroll Deductions. In the event a participant’s interest in this Plan is terminated by withdrawal, termination of employment or otherwise, or in the event this Plan is terminated by the Board, the Company, or Participating Employer, shall deliver to the participant all funds then held by the Company or Participating Employer and credited to such participant’s account under the Plan. Unless required by applicable law, no interest shall accrue on any of such funds that are held by the Company or Participating Employer.
14. Capital Changes.
(a)	Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each option under this Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under this Plan but have not yet been placed under option (collectively, the “Reserves”), as well as the price per share of Common Stock covered by each option under this Plan which has not yet been exercised, and the Maximum Share Amount, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock of the Company resulting from a stock split or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of issued and outstanding shares of Common Stock effected without receipt of any consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the Committee, whose determination shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

(b)	In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. The Committee may, in the exercise of its sole discretion in such instances, declare that this Plan shall terminate as of a date fixed by the Committee and give each participant the right to purchase shares under this Plan prior to such termination.

(c)	In the event of (i) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the shareholders of the Company or their relative stock holdings and the options under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all participants), (ii) a merger in which the Company is the surviving corporation but after which the shareholders of the Company immediately prior to such merger (other than any shareholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, (iii) the sale of all or substantially all of the assets of the Company or (iv) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction, the Plan will terminate upon the effective date of such transaction and any funds in a Participant’s account as of such date will be used to purchase shares of the Company on such date, unless otherwise provided by the Committee.

(d)	The Committee may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, or in the event of the Company being consolidated with or merged into any other corporation.
15. Nonassignability. Neither funds held by the Company, or a Participating Employer, and credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under this Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and

12

distribution or as provided in Section 21 below) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be void and without effect.
16. Reports. Individual accounts will be maintained for each participant in this Plan. Each participant shall receive promptly after the end of each Offering Period a report of his or her account setting forth the total payroll deductions accumulated, the number of shares purchased, the per share price thereof and the remaining cash balance, if any, carried forward to the next Offering Period.
17. Notice of Disposition. If at any time required by the Company, or a Participating Employer, each participant shall notify the Company (or Participating Employer) in writing if the participant disposes of any of the shares purchased in any Offering Period pursuant to this Plan. The Company may at any time place a legend or legends on any certificate representing shares acquired pursuant to this Plan requesting the Company’s transfer agent to notify the Company of any transfer of the shares. The obligation of each participant to provide such notice shall exist notwithstanding whether or not any legend is actually placed on the certificates.
18. No Rights to Continued Employment. Neither this Plan nor the grant of any option hereunder shall confer any right on any employee to remain in the employ of the Company or any Participating Employer, or restrict the right of the Company or any Participating Employer to terminate such employee’s employment.
19. Notices. All notices or other communications by a participant to the Company under or in connection with this Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
20. Term; Shareholder Approval. This Plan shall become effective on August 16, 2006. This Plan shall be approved by the shareholders of the Company in any manner permitted by applicable corporate law. No purchase of shares pursuant to this Plan shall occur prior to such shareholder approval. This Plan shall continue until the earlier to occur of (a) termination of this Plan by the Board (which termination may be effected by the Board at any time), (b) issuance of all of the shares of Common Stock reserved for issuance under this Plan, or (c) September 15, 2016.
21. Designation of Beneficiary.
(a)	A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under this Plan in the event of such participant’s death subsequent to the end of an Offering Period but prior to delivery to him of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under this Plan in the event of such participant’s death prior to a Purchase Date.

(b)	Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under this Plan who is living at the time of such participant’s death, the Company shall deliver such shares or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
22. Conditions Upon Issuance of Shares; Limitation on Sale of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

13

23. Applicable Law. The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of Colorado.
24. Amendment or Termination of this Plan. The Board may at any time amend, terminate or extend the term of this Plan, except that any such termination cannot affect options previously granted under this Plan other than to advance the final Purchase Date under any Offering Period, nor may any amendment make any change in an option previously granted which would adversely affect the right of any participant, nor may any amendment be made without approval of the shareholders of the Company obtained in accordance with Section 20 above if such amendment would:
(a)	increase the number of shares that may be issued under this Plan; or

(b)	change the designation of the employees (or class of employees) eligible for participation in this Plan; or

(c)	extend the term of the Plan.
Notwithstanding the foregoing, the Board may make such amendments to the Plan (including, without limitation, termination of the Plan and any Offering Period) as the Board determines to be advisable, if the continuation of the Plan or any Offering Period would result in financial accounting treatment for the Plan that is different from the financial accounting treatment in effect on the date this Plan is adopted by the Board.

14

SpectraLink Corporation
Boulder, Colorado
Phone: 303 440 5330
www.spectralink.com
SKU# STL-PS-06

Proxy

SPECTRALINK CORPORATION
5755 Central Avenue
Boulder, Colorado 80301
This Proxy is solicited on behalf of the board of directors.
The undersigned hereby appoints John H. Elms and David I. Rosenthal, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of SpectraLink Corporation (the “Company”) held of record by the undersigned on March 27, 2006, at the Annual Meeting of Shareholders to be held on May 23, 2006, and any adjournemnt(s) or postponements thereof.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.
PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
CONTINUED AND TO BE SIGNED ON REVERSE SIDE.

Dear Shareholder:
Please take note of the important information enclosed with this Proxy. There are items related to the operation of the Company that require your immediate attention.
Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.
Please mark the boxes on the proxy card to indicate how your shares will be voted. Please sign the card, detach it, and return your Proxy in the enclosed postage paid envelope.
Thank you in advance for your prompt consideration of these matters.
Sincerely,
SpectraLink Corporation

Telephone and Internet Voting Instructions
You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

•	Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	•	Go to the following web site: WWW.COMPUTERSHARE.COM/EXPRESSVOTE

•	Follow the simple instructions provided by the recorded message.	•	Enter the information requested on your computer screen and follow the simple instructions.
VALIDATION DETAILS ARE LOCATED ON THE FRONT OF THIS FORM IN THE COLORED BAR.
If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on May 23, 2006.
THANK YOU FOR VOTING

+

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	000004 Least Address Line	000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext C 1234567890 J N T

☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card	C0123456789	12345

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3 and 4.
A	Election of Directors
1. Nominees:

	For	Withhold		For	Withhold
01 – Carl D. Carman	☐	☐	04 – Gerald J. “Bud” Laber	☐	☐

02 – Anthony V. Carollo	☐	☐	05 – Werner P. Schmücking	☐	☐

03 – John H. Elms	☐	☐
B	Issues
The Board of Directors recommends a vote FOR the following proposals.

		For	Against	Abstain
2.	Proposal to approve SpectraLink’s 2006 Equity Incentive Plan.	☐	☐	☐	In their discretion, the proxies are authorized to vote upon any other business that may property come before the meeting.

3.	Proposal to approve SpectraLink’s 2006 Employee Stock Purchase Plan and 2006 International Employee Stock Purchase Plan.	☐	☐	☐

4.	Proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.	☐	☐	☐

C	Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.
Please sign exactly as your name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians, or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized person.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

/ /

+
0 0 8 6 5 8 1	1 U P X	C O Y
001CD40001                   00JUQB